Exhibit 10.3

AGENCY AGREEMENT

February 12, 2026

Verdera Energy Corp.

Suite 1200-750 West Pender Street

Vancouver, BC V6C 2T8

Attention: Janet Lee-Sheriff, Chairman, CEO and Director

and to:

POCML 7 Inc.

130 King Street West, Suite 2210

Toronto, Ontario M5X 1E4

Attention: David D’Onofrio, Director

Dear Sirs / Mesdames:

Re:      Private Placement of Subscription Receipts

The undersigned, Haywood Securities Inc. (“Haywood”) and SCP Resource Finance LP (“SCP” and, together with Haywood, the “Lead Agents”), as co-lead agents, and Stifel Nicolaus Canada Inc. and Jett Capital Advisors, LLC (together with the Lead Agents, the “Agents”), understand that Verdera Energy Corp. (the “Company”) and POCML 7 Inc. (“POCML7”) propose to create, offer, issue and sell, by way of private placement, (i) up to 20,000,000 subscription receipts of the Company (the “Verdera Subscription Receipts”), and (ii) up to 20,000,000 subscription receipts of POCML 7 (the “POCML7 Subscription Receipts” and collectively with the Verdera Subscription Receipts, the “Subscription Receipts”), at a price of $1.00 per Subscription Receipt (the “Issue Price”) for aggregate gross proceeds of $20,000,000 (the “Offering”), subject to the terms and conditions of this Agreement. In addition, the Company and POCML7 hereby grant the Agents an option (the “Agents’ Option”) to sell, on behalf of the Company and POCML7, as applicable, up to an additional 15% of Subscription Receipts sold pursuant to the Offering, exercisable in whole or in part, at any time up to two business days prior to the final Closing Date (as defined below). The Agents shall have no obligation to exercise the Agents’ Option, in whole or in part.

The Subscription Receipts shall be created and issued pursuant to and be governed by a subscription receipt agreement dated February 12, 2026 (the “Subscription Receipt Agreement”) among the Company, POCML7, the Lead Agents and the Subscription Receipt Agent (as defined below).

Each Verdera Subscription Receipt will entitle the holder thereof to receive, upon automatic conversion in accordance with the terms of the Subscription Receipt Agreement, without payment of additional consideration or further action on the part of the holder thereof, and subject to adjustment as provided in the Subscription Receipt Agreement, one common share in the capital of the Company (each, a “Verdera Share”) upon the satisfaction or waiver (to the extent such waiver is permitted) of the Escrow Release Conditions (as defined below) by the Release Deadline (as defined below).

Each POCML7 Subscription Receipt will entitle the holder thereof to receive, upon automatic conversion in accordance with the terms of the Subscription Receipt Agreement, without payment of additional consideration or further action on the part of the holder thereof, and subject to adjustment as provided in the Subscription Receipt Agreement, one post-Consolidation (as defined below) common share in the capital of POCML7 (each, a “POCML7 Share”) upon the satisfaction or waiver (to the extent such waiver is permitted) of the Escrow Release Conditions (as defined below) by the Release Deadline. The POCML7 Subscription Receipts and underlying post-Consolidation POCML7 Shares will be subject to a restricted period in accordance with applicable Securities Laws (as defined below).

The description of the Subscription Receipts herein is a summary only and is subject to the detailed provisions set forth in the Subscription Receipt Agreement. In case of any inconsistency between the description of the Subscription Receipts in this Agreement and the terms of the Subscription Receipts as set forth in the Subscription Receipt Agreement, the provisions of the Subscription Receipt Agreement shall govern.

The Verdera Shares are not currently listed on any stock exchange. The Agents understand that the Company has entered into an amalgamation agreement dated November 25, 2025 (the “Amalgamation Agreement”) with POCML7 and 1564752 B.C. Ltd., a wholly-owned subsidiary of POCML7 (“Subco”), pursuant to which, among other things, POCML7 will acquire (the “Acquisition”) all of the issued and outstanding Verdera Shares pursuant to a three-cornered Amalgamation (as defined below), which will constitute POCML7’s Qualifying Transaction (as defined in the policies of the TSXV (as defined below)) and result in the reverse take-over of POCML7 by the Company. In connection with the completion of the Acquisition (the “Acquisition Closing”), it is expected that POCML7 will change its name to “Verdera Energy Corp.”, or such other name as may be accepted by the relevant regulatory authorities and approved by Verdera and the board of directors of POCML7 (with POCML7, as of the Acquisition Closing, being the “Resulting Issuer”).

Prior to the completion of, and as a condition, to the Acquisition Closing, POCML7 will consolidate the POCML7 Shares on the basis of a ratio of one pre-consolidation POCML7 Share for every 0.656565 post-consolidation POCML7 Share (the “Consolidation”).

Concurrently with the Acquisition Closing, pursuant to the Amalgamation, each Verdera Share will be exchanged for one post-Consolidation common share in the capital of the Resulting Issuer (each, a “Resulting Issuer Share”).

In connection with the completion of the Acquisition, the Resulting Issuer Shares will be listed (the “Listing”) on the TSX Venture Exchange (the “TSXV”), and the conditional approval of the Listing by the TSXV is a condition to the completion of the Acquisition. The completion of the Offering will also be subject to receipt of all necessary regulatory and corporate approvals.

On the Closing Date, the gross proceeds of the Offering, less 50% of the Agents’ Commission (as defined below) and the Agents’ Expenses (as defined below) incurred up to the Closing Date (collectively, the “Net Escrowed Proceeds”), will be delivered to and held in escrow pursuant to the terms of the Subscription Receipt Agreement by the Subscription Receipt Agent and invested in an interest bearing account, or in any other manner as may be provided for under the Subscription Receipt Agreement (with the Net Escrowed Proceeds, together with any Earned Interest (as defined below) thereon, if any, being the “Escrowed Funds”).

If the Subscription Receipt Agent receives the Release Notice by 5:00 p.m. (Toronto time) on the date that is 90 days after the Closing Date of the Offering (subject to a one time extension of 30 days if mutually agreed upon between the Company and the Lead Agents (on behalf of the Agents) (the “Release Deadline”),: (a) the Subscription Receipt Agent will release: (i) to or as directed by the Lead Agents, the remaining 50% of the Agents’ Commission and any Earned Interest thereon plus the amount of all Agents’ Expenses incurred between the Closing Date and the date the Escrowed Funds are released from escrow (the “Escrow Release Date”), and (ii) the balance of the Escrowed Funds to, or as directed by, the Company; and (b) (i) each Verdera Subscription Receipt will be automatically converted into one Verdera Share without payment of additional consideration and without any further action on the part of the holder thereof, and (ii) each POCML7 Subscription Receipt will be automatically converted into one post-Consolidation POCML7 Share without payment of additional consideration and without any further action on the part of the holder thereof. The Company and POCML7 covenant and agree with the Agents that they will complete the Acquisition immediately following the time that the Escrow Release Conditions are satisfied or waived, unless otherwise agreed to, in writing, by the Lead Agents, acting reasonably.

If: (a) the Escrow Release Conditions are not satisfied by the Release Deadline; or (b) prior to the Release Deadline, either the Company or POCML7 advises the Lead Agents, in writing, or announces to the public that: (i) it does not intend to, or will be unable to, satisfy any one or more of the Escrow Release Conditions, or (ii) the Acquisition has been terminated or abandoned (any such event being, a “Termination Event”, and the date upon which any such event occurs being, the “Termination Date”), the Subscription Receipts will immediately be cancelled and will become null and void and of no further force or effect, and the Subscription Receipt Agent shall return, within two Business Days (as defined below) following the Termination Date, to each holder of Subscription Receipts an amount equal to: (a) the aggregate Issue Price for the Subscription Receipts held by such holder, plus the Earned Interest thereon, if any, minus (b) the amount of any applicable withholding Taxes, if any. If the amount of the Escrowed Funds is not sufficient for the Subscription Receipt Agent to refund to each holder of Subscription Receipts an amount equal to the aggregate Issue Price for the Subscription Receipts held by such holder, together with such holder’s respective pro rata share of the Earned Interest thereon (less any applicable withholding Taxes, if any), the Company will be responsible and liable for the aggregate amount of such shortfall (the “Shortfall Amount”), and shall immediately deposit the Shortfall Amount with the Subscription Receipt Agent for return to the holders of the Subscription Receipts on a pro rata basis, prior to the time at which the Escrowed Funds are to be returned by the Subscription Receipt Agent to such holders as described above.

Based on the foregoing and subject to the terms and conditions contained in this Agreement, each of the Company and POCML7 hereby appoint the Agents, and the Agents hereby severally, and not jointly, agree to act, as the sole and exclusive agents of the Company and POCML7, to arrange for the sale of Subscription Receipts on behalf of the Company and POCML7 on a “commercially reasonable efforts” private placement basis, without underwriter liability, to Purchasers (as defined below), resident in the Selling Jurisdictions (as defined below) and in those jurisdictions outside of Canada as may be agreed to by the Company, POCML7 and the Lead Agents, acting reasonably, where the Subscription Receipts may be lawfully sold pursuant to the terms and conditions of the Offering. It is understood and agreed by the Company that the Agents shall act as agents only, are under no obligation to purchase any of the Subscription Receipts, and have not committed to sell a minimum amount under the Offering, although the Agents may subscribe for the Subscription Receipts if they so desire.

It is understood and agreed that the Company and POCML7 shall be entitled to offer and sell Subscription Receipts pursuant to the Offering to certain subscribers on a president’s list as agreed to in writing between the Company, POCML7 and Haywood (the “President’s List Purchasers”); provided, however, that (a) the Agents and any Selling Firm (as defined below) shall not be required to conduct a suitability review in respect of sales to President’s List Purchasers and may, upon reasonable grounds, refuse to process any subscription for Subscription Receipts from any President’s List Purchaser; (b) the Company and POCML7 shall indemnify and save harmless the Agents, any Selling Firm and any Indemnified Party (as defined below) for and against all Claims (as defined below) relating to any sales of Subscription Receipts by the Company to any President’s List Purchaser; and (c) the aggregate gross proceeds from President’s List Purchasers shall not exceed $1,000,000.

In consideration for the services to be rendered by the Agents under this Agreement and otherwise in connection with the Offering, the Company shall, on the Closing Date, pay to the Lead Agents, on behalf of the Agents, a cash commission equal to 5.0% of the aggregate gross proceeds of the Offering, including any gross proceeds raised in connection with the exercise of the Agents’ Option (the “Agents’ Commission”), to be allocated as follows: (i) 50% of the Agents’ Commission and the Agents' Expenses incurred up to the Closing Date will be payable on such Closing Date, and (ii) the remaining 50% of the Agents’ Commission and any Agents’ Expenses not already paid by the Company on the Closing Date will be paid upon satisfaction of the Escrow Release Conditions and the release of the Escrowed Funds.

In addition, the Company shall, on the Closing Date, issue to the Agents compensation subscription receipts of the Company (each, a “SR Compensation Option”) equal to 4.0% of the total number of Subscription Receipts sold under the Offering. Each SR Compensation Option will have an exercise price per SR Compensation Option equal to the Issue Price for a term of 18 months from the Closing Date. Upon satisfaction of the Escrow Release Conditions and immediately prior to the Acquisition Closing, each SR Compensation Option shall be deemed to be exchanged, without payment of additional consideration, for one compensation option of the Resulting Issuer (each, a “Resulting Issuer Compensation Option”), with each Resulting Issuer Compensation Option being exercisable into one Resulting Issuer Share (each, a “Resulting Issuer Compensation Option Share”) at an exercise price equal to the Issue Price for a period of 18 months from the date on which a final bulletin is issued by the TSXV announcing its approval of the Acquisition (the “Final Bulletin”).

The Agents shall be entitled to appoint a selling group consisting of other registered dealers as their agents to assist in the Offering. Any fee payable to any Selling Firm(s) shall be for the account of the Agents and shall be negotiated between the Agents and the Selling Firm(s), and paid out of the Agents’ Commission.

The parties acknowledge that the Subscription Receipts, Verdera Shares, POCML7 Shares, Resulting Issuer Shares, SR Compensation Options, Resulting Issuer Compensation Options and Resulting Issuer Compensation Option Shares have not been, and will not be, registered under the U.S Securities Act (as defined below) or any applicable securities laws of any state of the United States, and offers and sales of Subscription Receipts to Persons (as defined below) in the United States or to, or for the account or benefit of, U.S. Persons (as defined below) may only be made to Qualified Institutional Buyers (as defined below) and/or to U.S. Accredited Investors (as defined below), in reliance on the exemption from registration provided by Rule 506(b) of Regulation D (as defined below) and/or Section 4(a)(2) of the U.S. Securities Act and in accordance with similar exemptions from all applicable securities laws of any state of the United States, through securities dealers registered in the United States through a U.S. Affiliate (as defined below) pursuant to and in accordance with United States federal and state securities laws and the provisions of Schedule “A” to this Agreement. The Agents, the Company and POCML7 acknowledge that Schedule “A” forms part of this Agreement.

In order to coordinate efforts to effect the Offering, during the period of the engagement of the Agents hereunder, neither the Company, POCML7, nor any of their respective representatives shall, directly or indirectly (except through the Lead Agents), solicit any offer from any party to effect the Offering or sell or purchase securities of the Company or POCML7, except as may be required in connection with the Amalgamation.

The net proceeds received from the sale of the Subscription Receipts will be used to fund the Acquisition and for exploration and development of the Properties (as defined below), and for general corporate and working capital purposes.

The Agents understand that Verdera or POCML7 intend to complete a non-brokered private placement offering of 400,000 Subscription Receipts or Resulting Issuer Shares at a price per Subscription Receipt or Resulting Issuer Share equal to the Issue Price (the “Non-Brokered Offering”). The Non-Brokered Offering may close concurrently with the Offering or the Amalgamation. The Non-Brokered Offering is expected to be completed pursuant to one or more prospectus exemptions available under applicable Securities Laws. Verdera and POCML7 acknowledge and agree that (i) the Agents shall not be required to conduct a suitability review in respect of sales to purchasers under the Non-Brokered Offering and that the Agents do not and will not have any liability whatsoever to Verdera or POCML7 and the purchasers under the Non-Brokered Offering with respect to such sales; and (ii) the purchasers under the Non-Brokered Offering do not and will not have any recourse to or any rights against the Agents, and Verdera shall indemnify and save harmless the Agents from any and all losses or expenses relating to sales to purchasers pursuant to the Non-Brokered Offering. For greater certainty, the Non-Brokered Offering does not form part of the Offering.

1.            Definitions

In this Agreement, in addition to the terms defined above or elsewhere in this Agreement, the following terms shall have the following meanings:

“Acquisition” has the meaning given in the opening paragraphs of this Agreement;

“Acquisition Closing” means the closing of the Acquisition;

“Additional Countries” has the meaning given in Section 2(b)(iii);

“affiliate”, “associate”, “distribution”, “material change”, “material fact”, “misrepresentation”, “person” and “subsidiary” have the respective meanings given to them in the Securities Act (Ontario);

“Agents” has the meaning given in the opening paragraphs of this Agreement;

“Agents’ Commission” has the meaning given in the opening paragraphs of this Agreement;

“Agents’ Counsel” means DuMoulin Black LLP, or such other legal counsel as the Agents may retain from time to time;

“Agents’ Expenses” has the meaning given in Section 15;

“Agents’ Option” has the meaning given in the opening paragraphs of this Agreement;

“Agreement” means this agency agreement and includes all schedules attached hereto;

“Amalco” means the corporation resulting from the Amalgamation;

“Amalgamation” means the amalgamation of Subco and Verdera pursuant to Section 269 of the BCBCA on the terms and conditions set forth in the Amalgamation Agreement;

“Amalgamation Agreement” has the meaning given in the opening paragraphs of this Agreement;

“AML Laws” has the meaning given in Section 4(ll);

“Authorization” means any authorization, order, permit, approval, grant, licence, registration, consent, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, bylaw, rule or regulation, whether or not having the force of Law;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder as now in effect and as they may be promulgated or amended from time to time;

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in Toronto, Ontario and Vancouver, British Columbia are open for business;

“Claims” has the meaning given in Section 13(a);

“Closing” means the completion of the issue and sale by the Company and the purchase by the Purchasers of Subscription Receipts pursuant to the provisions of this Agreement and each Subscription Agreement;

“Closing Date” means February 12, 2026 or such other date as the Company and the Lead Agents may mutually agree;

“Closing Time” means 9:00 a.m. (Vancouver time) / 12:00 p.m. (Toronto time) on the Closing Date, or such other time or times as the Company, POCML7, and the Lead Agents may agree;

“Company” has the meaning given in the opening paragraphs of this Agreement;

“Consolidation” has the meaning given in the opening paragraphs of this Agreement;

“Contract” means any note, mortgage, indenture, non-governmental permit or license, franchise, lease or other contract, agreement, commitment or arrangement binding upon POCML7, Subco or Verdera, as the case may be, and “Contracts” means all of them;

“Data Room” means the Firmex Virtual Data Room established by the Company as it was constituted at 5:00 p.m. (Vancouver time) on February 11, 2026;

“Directed Selling Efforts” has the meaning given in Regulation S and without limiting the foregoing, but for greater clarity, means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Subscription Receipts, the Verdera Shares or the Resulting Issuer Securities and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of such securities;

“Disclosure Document” means a filing statement or information circular to be filed by POCML7 providing disclosure with respect to the Acquisition in the form of TSXV Form 3B1/3B2;

“Earned Interest” means the interest or other income actually earned, if any, on the investment of the Escrowed Funds (or the reinvestment of such interest or other income);

“Engagement” has the meaning given in Section 13(a);

“Engagement Letter” means the engagement letter by and among the Company, POCML7 and the Lead Agents, dated November 2, 2025;

“Environmental Laws” means all Laws imposing obligations, responsibilities, liabilities or standards of conduct for or relating to: (a) the regulation or control of pollution, contamination, activities, materials, substances or wastes in connection with or for the protection of human health or safety, the environment or natural resources (including climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic species and vegetation); or (b) the use, generation, disposal, treatment, processing, recycling, handling, transport, distribution, destruction, transfer, import, export or sale of Hazardous Substances;

“Environmental Permits” means any Permit issued or required under any Environmental Law;

“Escrow Release Conditions” means:

(a)	the completion or satisfaction or waiver of all conditions-precedent to the Acquisition, other than the release of the Escrowed Funds, to the sole satisfaction of the Lead Agents, on behalf of the Agents, acting reasonably;

(b)	the receipt of all required shareholder and regulatory approvals (including the approval of the TSXV), as applicable, required in connection with: (i) the Acquisition and (ii) the conditional approval by the TSXV for the Listing (subject only to standard listing conditions) of the Resulting Issuer Shares, including any the Resulting Issuer Compensation Option Shares underlying and issuable pursuant to the exercise of Resulting Issuer Compensation Options;

(c)	the Company, the Resulting Issuer and the Lead Agents, on behalf of the Agents, having delivered the Release Notice to the Subscription Receipt Agent confirming that the conditions set forth in (a) and (b) above have been met or waived; and

(d)	the Company shall have not committed any material breach of this Agreement that has not been cured within 5 days of the Company’s receipt of written notice from the Lead Agents, on behalf of the Agents, specifying in reasonable detail the nature of such breach;

“Escrow Release Date” the meaning given in the opening paragraphs of this Agreement;

“Final Bulletin” the meaning given in the opening paragraphs of this Agreement;

“Escrowed Funds” has the meaning given in the opening paragraphs of this Agreement;

“Government” or “Governmental Authority” or “Governmental Entity” means any applicable (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, board or authority of any of the foregoing; or (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization or private body, exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the foregoing;

“Haywood” has the meaning given in the opening paragraphs of this Agreement;

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including hydrogen sulphide, arsenic, cadmium, copper, lead, mercury, petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material, substance, pollutant or contaminant regulated or defined pursuant to, or that could result in liability under, any Environmental Law;

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board, as amended from time to time;

“Indemnified Party” has the meaning given in Section 13(a);

“Issue Price” has the meaning given in the opening paragraphs of this Agreement;

“Law” or “Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, statutory body or self-regulatory authority, and the term “applicable” with respect to such Laws, and in the context that refers to a Person, means that such Laws apply to such Person, or its business, undertaking, property or securities, and emanate from a Governmental Entity (or any other Person) having jurisdiction over such Person or its business, undertaking, property or securities;

“Lead Agents” has the meaning given in the opening paragraphs of this Agreement and “Lead Agent” means either of them;

“Listing” has the meaning given in the opening paragraphs of this Agreement;

“Lock-Up Agreement” has the meaning given in Section 3(o);

“Material Adverse Effect” means any change, fact, or state of being that has a material and adverse effect (actual or anticipated, whether financial or otherwise) on the business, affairs, operations, properties, permits, assets, licenses, liabilities (contingent or otherwise), capital, results of operations or condition (financial or otherwise) of any of the Company, the Verdera Subsidiaries, POCML7, the Properties, or the Mining Interests, as the case may be;

“Material Properties” means the Crownpoint and Hosta Butte uranium project located in New Mexico, USA;

“Mining Interests” means (i) leasehold estates in and to the mineral properties and other leaseholds (and all leasehold estates created thereby) comprising part of the Properties, including the lands covered by the leases, and any fee interests, fee mineral interests carried interests and any ratifications, extensions or amendments of the same; and (ii) the unpatented mining claims forming part of the Properties, each as more particularly described in the Data Room;

“Net Escrowed Proceeds” has the meaning given in the opening paragraphs of this Agreement;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators;

“Non-Brokered Offering” has the meaning given in the opening paragraphs of this Agreement;

“OBCA” means the Business Corporations Act (Ontario) and the regulations made thereunder as now in effect and as they may be promulgated or amended from time to time;

“Odyssey” means Odyssey Trust Company;

“Offering” has the meaning given in the opening paragraphs of this Agreement;

“Offering Documents” means, collectively, this Agreement, the Subscription Receipt Agreement, the Subscription Agreements, and any certificates (if any) representing the Subscription Receipts, the SR Compensation Options, the Resulting Issuer Compensation Options and any other documents executed and delivered, or to be executed and delivered, by the Company or POCML7 in connection with the Offering, and “Offering Document” means any one of them;

“POCML7” has the meaning given in the opening paragraphs of this Agreement;

“POCML7 Financial Statements” means the comparative audited financial statements of POCML7 for the years ended September 30, 2025 and 2024, together with the notes thereto and the auditors’ report thereon;

“POCML7 Material Agreements” means, collectively, each material contract, commitment, agreement (written or oral), instrument, lease or other document, which is material to POCML7 and to which POCML7 is a party or by which any of its property or assets are bound, including the Offering Documents and the Amalgamation Agreement;

“POCML7 Shares” has the meaning given in the opening paragraphs of this Agreement;

“POCML7 Subscription Receipts” has the meaning given in the opening paragraphs of this Agreement;

“President’s List Purchasers” has the meaning given in the opening paragraphs of this Agreement;

“Party” means, as the context requires, any of the Company, POCML7, or any of the Agents, and “Parties” means two or more of them, as applicable;

“Permit” means any licence, permit, approval, consent, certificate, registration or other authorization of or issued by any Governmental Entity;

“Permitted Issuance” has the meaning given in Section 3(m);

“Person” means any individual, firm, partnership, joint venture, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“President’s List Purchasers” has the meaning given in the opening paragraphs of this Agreement;

“Purchased Securities” means together, the Subscription Receipts and the Verdera Shares issuable on conversion of the Subscription Receipts;

“Properties” means, collectively, the Material Properties and the Nose Rock, West Largo and Ambrosia Lake – Treeline uranium projects located in New Mexico;

“Public Record” means all information publicly filed by or on behalf of POCML7 pursuant to applicable Securities Laws, the respective regulations made thereunder, together with prescribed forms, policy statements, multilateral and national instruments, orders, rulings (including blanket rulings), notices and other regulatory instruments of applicable securities regulatory authorities, including the rules and published policies of the TSXV;

“Purchaser” means any Person (including any Agent) who, as purchaser, subscribes for and acquires Subscription Receipts under the Offering by duly completing, executing and delivering a Subscription Agreements to the Agents, and fulfilling its obligations thereunder;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the U.S. Securities Act that is also a U.S. Accredited Investor;

“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Release Deadline” means 2:00 p.m. (Vancouver Time) / 5:00 p.m. (Toronto Time) on the date that is 90 days following the initial Closing Date of the Offering, subject to a one time extension of 30 days if mutually agreed upon between the Company and the Lead Agents (on behalf of the Agents);

“Release Notice” means a written release notice executed by the Lead Agents, the Company and POCML7 addressed and delivered to the Subscription Receipt Agent confirming that all of the Escrow Release Conditions, other than the delivery of the Release Notice to the Subscription Receipt Agent, have been satisfied or waived (to the extent such waiver is permitted);

“Resulting Issuer” has the meaning given in the opening paragraphs of this Agreement;

“Resulting Issuer Compensation Option” has the meaning given in the opening paragraphs of this Agreement;

“Resulting Issuer Compensation Option Share” has the meaning given in the opening paragraphs of this Agreement;

“Resulting Issuer Securities” means, together, the Resulting Issuer Shares which shall be automatically issued upon exchange of the Verdera Shares under the Amalgamation, the Resulting Issuer Compensation Options, and the Resulting Issuer Shares issuable upon the exercise of the Resulting Issuer Compensation Options;

“Resulting Issuer Shares” means the common shares in the capital of POCML7, as constituted upon completion of the Consolidation;

“SCP” has the meaning given in the opening paragraphs of this Agreement;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Authorities” means the federal, state and provincial securities commissions and/or other securities regulatory authorities in Canada and the United States, including any stock exchanges or other self-regulatory agencies having authority over the Parties, including the TSXV;

“Securities Laws” means, as applicable, all applicable securities laws, the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, multilateral and national instruments, orders, rulings (including blanket rulings), notices and other regulatory instruments of the securities regulatory authorities in such jurisdictions, including the rules and published policies of the TSXV, as applicable;

“Securities Regulators” means, collectively, the securities regulators or other securities regulatory authorities in the Selling Jurisdictions (including, for the avoidance of doubt, state securities regulators in the applicable states of the United States in which the offer and sale of Subscription Receipts to U.S. Purchasers occurs), and “Securities Regulator” means any one of them;

“SEDAR+” means the System for Electronic Document Analysis and Retrieval + of the Canadian Securities Administrators;

“Selling Firm” has the meaning given in the opening paragraphs of this Agreement;

“Selling Jurisdictions” means certain provinces of Canada, the United States and any Additional Countries, to the extent any Purchasers are resident therein;

“Shortfall Amount” has the meaning given in the opening paragraphs of this Agreement;

“SR Compensation Options” has the meaning given in the opening paragraphs of this Agreement;

“Subco” has the meaning given in the opening paragraphs of this Agreement;

“Subscription Agreements” means the subscription agreements (in the form agreed upon by the Lead Agents, the Company and POCML7), pursuant to which Purchasers agree to subscribe for and purchase the Subscription Receipts as contemplated herein and shall include, for avoidance of doubt, all schedules and exhibits thereto;

“Subscription Receipt Agent” means Odyssey and its successors and permitted assigns (or such licensed Canadian trust company or other escrow agent as may be acceptable to the Company and the Lead Agents);

“Subscription Receipt Agreement” has the meaning given in the opening paragraphs of this Agreement;

“Subscription Receipts” has the meaning given in the opening paragraphs of this Agreement;

“Tax” and “Taxes” means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Entity, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada Pension Plan contributions, excise, severance, social security, workers’ compensation, employment insurance or compensation taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;

“Technical Report” means the technical report entitled “Crownpoint and Hosta Butte Uranium Project McKinley County, New Mexico, USA – Mineral Resource Technical Report National Instrument 43-101” dated September 30, 2025, prepared for the Company by BRS Inc.;

“Term Sheet” means the term sheet of the Company and POCML7 in respect of the Offering attached as Schedule B hereto, as the same may be amended and delivered to Purchasers from time to time prior to the Closing Time;

“Termination Date” has the meaning given in the opening paragraphs of this Agreement;

“Termination Event” has the meaning given in the opening paragraphs of this Agreement;

“Title Report” means the updated title report of Modrall Sperling, Roehl, Harris & Sisk, P.A, counsel to Verdera, dated as of September 1, 2025 updating the title report dated January 31, 2023 prepared by Gordon Peake of encore Energy Corp. insofar as it covers the lands comprising the Material Properties;

“TSXV” means the TSX Venture Exchange;

“TSXV Approval” means the conditional approval of the TSXV in respect of (a) the Acquisition and (c) the Listing;

“U.S. Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D;

“U.S. Affiliate” means any United States broker-dealer affiliates of the Agents;

“U.S. Person” means “U.S. person”, as that term is defined in Rule 902(k) of Regulation S;

“U.S. Purchaser” means any Purchaser that (i) is in the United States, (ii) is a U.S. Person or is acting for the account or benefit of a U.S. Person, (iii) was offered the Subscription Receipts in the United States or (iv) was (or its authorized signatory was) in the United States at the time the buy order for the Subscription Receipts was made or the Subscription Agreement for such Purchaser was executed and delivered;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“Verdera Financial Statements” means the annual audited financial statements of Verdera for the period from incorporation to March 31, 2025 and for the month ended April 30, 2025, together with the notes thereto and the auditors’ report thereon, and the unaudited consolidated interim financial statements of Verdera as at and for the six month period ended September 30, 2025, including the notes thereto;

“Verdera Material Agreement” means each material contract, commitment, agreement (written or oral), instrument, lease or other document, which is material to Verdera and to which Verdera is a party or by which any of its property or assets are bound, including, for greater certainty, each Offering Document and the Amalgamation Agreement;

“Verdera Shares” has the meaning given in the opening paragraphs of this Agreement;

“Verdera Subscription Receipts” has the meaning given in the opening paragraphs of this Agreement; and

“Verdera Subsidiaries” means NM Energy Holding Canada Corp. and NM Energy Holding Corp.

2.            The Offering

(a)	Agency Deal. The Company and POCML7 hereby appoint the Agents to act as the exclusive agents to offer and sell the Subscription Receipts under the Offering on a “commercially reasonable efforts” private placement basis, without underwriter liability, and the Agents hereby accept such appointment. This Agreement does not constitute a commitment by, or legally binding obligation of, the Agents or any of their respective affiliates to act as underwriters, initial purchasers or, except as explicitly contemplated in this Agreement, arrangers and/or placement agents, in connection with any offering of securities of the Company or POCML7, or to provide or arrange any financing.

(b)	Sale on Exempt Basis. The Agents shall use their commercially reasonable efforts to arrange for the purchase of the Subscription Receipts under the Offering:

(i)	in the Selling Jurisdictions in Canada pursuant to exemptions from the prospectus requirements under applicable Securities Laws to “accredited investors” pursuant to NI 45-106, or such other available exemption as agreed to by the Company, POCML7 and the Lead Agents as evidenced by the Company’s acceptance of a Subscription Agreement with respect thereto, in accordance with the provisions hereof;

(ii)	in the United States or to, or for the account or benefit of, U.S. Persons only to Qualified Institutional Buyers and U.S. Accredited Investors, pursuant to Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act and similar registration exemptions under applicable state securities laws, in the manner contemplated by this Agreement (including Schedule “A” hereto); and

(iii)	in such other jurisdictions (outside of Canada and the United States) (the “Additional Countries”) as may be agreed between the Company, POCML7 and the Lead Agents.

(c)	Filings. The Company and POCML7, as applicable, undertake to file or cause to be filed all forms, undertakings or other documents required to be filed by the Company or POCML7 in connection with the offer and sale of the Subscription Receipts under the Offering such that the Offering may lawfully occur without the necessity of filing a prospectus or a registration statement in Canada, the United States or elsewhere in accordance with the terms of this Agreement and the Subscription Agreements, and the Agents undertake to use their commercially reasonable efforts to cause Purchasers to complete any forms required by applicable Securities Laws or the TSXV. All fees payable in connection with such filings shall be at the joint expense of the Company and POCML7.

(d)	Other Obligations. Neither the Company, POCML7 nor the Agents shall: (i) provide to prospective Purchasers any document or other material or information that would reasonably be construed to constitute an offering memorandum within the meaning of NI 45-106 or securities laws of the United States; or (ii) engage in any form of General Solicitation or General Advertising or any Directed Selling Efforts in connection with the offer and sale of the Subscription Receipts, including causing the sale of the Subscription Receipts to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Subscription Receipts whose attendees have been invited by General Solicitation or General Advertising.

(e)	Agents’ Diligence. The Company and POCML7 agree that, in carrying out their responsibilities under this Agreement, the Agents will necessarily rely on information prepared by or supplied by the Company, POCML7 and their respective subsidiaries, affiliates, officers, directors, employees, agents, counsel and other representatives. In this regard, the Agents will be entitled to rely on, and have no obligation to verify the accuracy or completeness of, such information. Each of the Company and POCML7 jointly and severally represents and warrants to the Agents that all information and documentation provided, or to be provided, by it or on its behalf in connection with this Agreement and the Offering are, and will be, accurate and complete in all material respects, and do not and will not contain any “misrepresentation”, as such term is defined under applicable Securities Laws in Canada.

3.            Covenants of the Company and POCML7

Each of the Company and POCML7 covenants to the Agents and to the Purchasers, and acknowledges that each of them is relying on such covenants in connection with the completion of the Offering, that, until the earlier of the Termination Date or the Escrow Release Date, as the case may be (or such longer period as is covered in any covenant below) that:

(a)	it shall: (i) at all times allow the Agents and their representatives to conduct all reasonable due diligence investigations, examinations and oral due diligence sessions that the Agents may require, in their sole opinion, in order to fulfill their obligations as agents for the Offering, including to satisfy themselves as a result of such due diligence that the Public Record is accurate, complete and current in all material respects, and to enable the Agents to responsibly complete the Offering; (ii) use commercially reasonable efforts to assist the Agents with their due diligence investigations, (iii) provide the Agents all corporate, financial and operating information and documentation regarding it, its affiliates, the Subscription Receipts, the Acquisition, the Mining Interests, the transactions contemplated under the Offering as may reasonably be requested by the Agents, (iv) provide the Agents full and complete access during regular business hours and on reasonable prior notice to its senior management, facilities, employees, auditors, legal counsel, consultants and other advisors and other entities associated with its management, administration and investment decision-making which, in the Agents’ sole opinion, is necessary and sufficient to allow the Agents to fulfill their obligations and perform their services hereunder as agents for the Offering, and (v) provide the Agents with copies of any forecasts and projections prepared by it or on its behalf;

(b)	it shall retain the Subscription Receipt Agent or a substituted licensed trust company acceptable to the Lead Agents, acting reasonably, as subscription receipt agent in respect of the Subscription Receipts;

(c)	it shall use commercially reasonable efforts to enable its auditors, accountants, consultants and legal counsel to attend and participate in any due diligence teleconference or meeting, if so requested by the Agents;

(d)	it shall use commercially reasonable efforts to: (i) take all actions reasonably necessary or required to complete the Acquisition as soon as practicable and, in any event, by the Release Deadline, (ii) take all actions as are necessary to allow the Company, on behalf of POCML7, to obtain the TSXV Approval, (iii) obtain, as soon as practicable after the completion of the Acquisition, final approval to list and post for trading on the TSXV, the Resulting Issuer Shares (including, for certainty, the Resulting Issuer Compensation Option Shares), and (iv) prepare and file all documents required by Securities Regulators in connection with the issuance and sale of the Subscription Receipts by the Company and the issuance of the Verdera Shares and post-Consolidation POCML7 Shares, as applicable, upon the conversion of the Subscription Receipts so as to permit and enable such securities to be lawfully distributed on a prospectus exempt basis in the Selling Jurisdictions in accordance with this Agreement and the Subscription Agreements;

(e)	it shall duly, punctually and faithfully execute and deliver, and perform all of its obligations to be performed by it under, each Offering Document to which it is a party (subject to the Company’s right to accept or reject a subscription, in whole or in part), and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by it;

(f)	it shall use its commercially reasonable efforts to fulfill, at or before the Closing Date, each of the conditions set out in Section 8 that are within its control;

(g)	it will deliver to the Agents copies of all material correspondence and other written communications between it and the Securities Regulators, including the TSXV, relating to the Offering and the Acquisition and will generally keep the Agents apprised of the progress and status of, including all favourable and adverse developments relating to, the foregoing;

(h)	it shall not, nor shall it permit any of its respective representatives to, directly or indirectly (except through the Lead Agents), solicit any offer from any party to effect the Offering, or sell or purchase securities of the Company or POCML7, except with respect to the President’s List Purchasers, solely to the extent permitted by the Lead Agents, and it shall direct all inquiries from Persons expressing an interest in participating in the Offering to the Lead Agents;

(i)	it shall ensure:

(i)	in the case of the Company: (A) that the Verdera Subscription Receipts are duly and validly created, authorized and issued on payment of the Issue Price therefor, and have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Receipt Agreement, (B) that the SR Compensation Options are issued, and 50% of the Agents’ Commission and the Agents’ Expenses are paid, to the Agents on the Closing Date, (C) that a sufficient number of Verdera Shares are reserved and available for issuance upon the full conversion of the Subscription Receipts, and (D) that the Verdera Shares, upon issuance, are validly issued as fully paid and non-assessable and have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Receipt Agreement, and

(ii)	in the case of POCML7, subject to the completion of the Acquisition, that: (A) that the POCML7 Subscription Receipts are duly and validly created, authorized and issued on payment of the Issue Price therefor, and have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Receipt Agreement, (B) that a sufficient number of POCML7 Shares are reserved and available for issuance upon the full conversion of the Subscription Receipts, (C) the POCML7 Shares and the Resulting Issuer Shares are validly issued as fully paid and non-assessable, and have the attributes corresponding in all material respects to the descriptions thereof set forth in this Agreement and the Subscription Receipt Agreement, (D) that the POCML7 Shares, upon issuance, are validly issued as fully paid and non-assessable and have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Receipt Agreement, and (E) that a sufficient number of Resulting Issuer Compensation Option Shares are reserved and available for issuance upon the exercise of the Resulting Issuer Compensation Options and that such Resulting Issuer Compensation Option Shares, when issued, are validly issued as fully paid and non-assessable;

(j)	on satisfaction of the Escrow Release Conditions, it shall execute and deliver the Release Notice (in the form appended to the Subscription Receipt Agreement) to direct payment of the remaining 50% of the Agents’ Commission and the balance of the Agents’ Expenses to or as directed by the Lead Agents from the Escrowed Funds in accordance with the Subscription Receipt Agreement;

(k)	subject to completion of the Acquisition, it shall cause the Resulting Issuer to: (i) use the net proceeds of the Offering to fund the Acquisition, for exploration and development of the Properties and general corporate and working capital purposes, and (ii) use commercially reasonable efforts to maintain its status as a reporting issuer in Ontario, British Columbia and Alberta for not less than five years following the Escrow Release Date;

(l)	it shall promptly provide to the Lead Agents, from time to time, for review, comment and approval by the Lead Agents and their legal counsel before filing or issuance: (i) all of its financial statements, (ii) any press release or other public announcement, (iii) any material document to be filed with any Securities Regulator or the TSXV, and (iv) any document to be sent to the shareholders of POCML7, and incorporate any reasonable comments provided by the Lead Agents into any such document, and ensure all of such documents are prepared in compliance with all applicable Laws;

(m)	it shall not issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or enter into any derivative transaction that has the effect of any of the foregoing, or announce an intention to issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or enter into any derivative transaction that has the effect of any of the foregoing, without the prior written consent of the Lead Agents (such consent not to be unreasonably withheld, delayed or conditioned), any Verdera Shares, POCML7 Shares or Resulting Issuer Shares, or any securities convertible or exercisable into, or exchangeable for, any of the foregoing, as the case may be, for a period commencing on the date of this Agreement and ending 180 days following the date of the Final Bulletin, except: (i) in connection with the Offering, the Acquisition or the Non-Brokered Offering, (ii) in connection with any grant or exercise of stock options or similar issuances pursuant to its respective stock option plan or other share compensation arrangements, (iii) pursuant to the exercise of warrants or other convertible securities, (iv) as full or partial consideration for pre-existing transactions relating to property payments and corporate acquisitions, or (v) and under director or employee stock options or bonuses granted subsequently in accordance with regulatory approval (any of the foregoing, a “Permitted Issuance”);

(n)	the filing of the Disclosure Document on SEDAR+ shall constitute a representation and warranty by it that, as of the time the Disclosure Document is filed, it contains no misrepresentation, and that no material fact or information has been omitted from the Disclosure Document which is necessary to make the statements or information contained therein in respect of it, and with respect to the Resulting Issuer, not misleading in light of the circumstances under which they were made;

(o)	it shall cause each of the anticipated officers and directors of the Resulting Issuer to execute and deliver to the Lead Agents a lock-up agreement (collectively, the “Lock-Up Agreements”), having such terms and conditions as are satisfactory to the Lead Agents, in which they will covenant and agree that they will not, subject to certain exceptions as set out in the Lock-Up Agreements, for a period commencing on the date hereof and ending 180 days following the date of the Final Bulletin, directly or indirectly, offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise (or agree to or publicly announce any intention to do any of the foregoing), any Verdera Shares, POCML7 Shares or Resulting Issuer Shares, or any securities convertible into or exchangeable for or exercisable to acquire any Verdera Shares, POCML7 Shares or Resulting Issuer Shares, as the case may be, held by them, directly or indirectly;

(p)	it shall use commercially reasonable efforts to obtain all consents, including approvals, permits, authorizations or filings, as may be required under the Securities Laws or otherwise necessary for the execution and delivery of, and the performance by, it of its obligations under each Offering Document to which it is a party;

(q)	it shall forthwith notify the Agents of any breach of any covenant of any Verdera Material Agreement or POCML7 Material Agreement, as the case may be, by any party thereto, or upon it becoming aware that any representation or warranty of any party contained in any Verdera Material Agreement or POCML7 Material Agreement, as the case may be, is or has become untrue or inaccurate in any material respect;

(r)	it shall not do any such act or thing that would render any of its representations or warranties in this Agreement, or in any other Offering Document to which it is a party, untrue or incorrect;

(s)	it shall keep the Agents fully informed of all material business, governance and financial developments affecting it and its business, affairs, financial position, results of operations and markets (including, in the case of the Company, with respect to the Verdera Subsidiaries and the Properties), and it shall, upon becoming aware of same:

(i)	promptly notify the Agents, in writing, of: (A) any actual, anticipated or contemplated material change (actual, anticipated or threatened, financial or otherwise), or any material information or event, with respect to the Offering, the Acquisition or any of its business, affairs, operations, assets, prospects, liabilities (contingent or otherwise), securities or capital (or that of any of its subsidiaries or affiliates), as the case may be, or on the market price or value of any of its securities, or with respect to any other information provided to the Agents concerning the Company, POCML7, the Properties or the Acquisition, (B) any notice received from any judicial or regulatory authority, or any stock exchange, including the TSXV, requesting any information, meeting or hearing relating to the Company, POCML7, the Properties and the Acquisition, and (C) any other event or state of affairs that may legally require the making of any amendment, supplement or revision to any Offering Document or materials used in connection with the Offering, and unless so advised, the Agents will be entitled to assume that there has been no material change in such information and will be entitled to rely thereon,

(ii)	promptly thereafter, and in any event, within any applicable time limitation, comply with all applicable filing and other requirements under applicable Securities Laws as a result of such change, including filing all applicable disclosure documents (in form and substance satisfactory to the Lead Agents) on SEDAR+,

(iii)	in good faith discuss with the Lead Agents any fact or change in circumstances (actual, anticipated, contemplated or threatened, and financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Lead Agents pursuant to this Section 3(s) and, unless advised otherwise in writing by the Company or POCML7, as the case may be, the Agents will be entitled to assume that there has been no material change in any information provided by the Company or POCML7, and will be entitled to rely thereon, and

(iv)	if there occurs any material change or event, actual, anticipated or contemplated, or it discovers any fact or information which may be material or require the making of any amendment, supplement or revision to any offering materials used in connection with the Offering (in any case, an “Amendment”), it will: (A) notify the Lead Agents in writing of the full particulars thereof, and (B) with the Lead Agent’s input and prior approval (not to be unreasonably withheld or delayed), prepare, file and distribute such Amendment in the manner permitted or required pursuant to all applicable securities laws or pursuant to any order obtained by it from any relevant authorities and/or courts in that regard; and

(t)	in the event of a Termination Event, it shall be liable for and will remit the Shortfall Amount, if any, to the Subscription Receipt Agent forthwith following the Termination Notice (as defined in the Subscription Receipt Agreement), and in all respects in accordance with the terms of the Subscription Receipt Agreement.

4.            Representations and Warranties of POCML7

POCML7 represents and warrants to the Agents and the Purchasers and acknowledges that each of them is relying upon such representations and warranties in connection with the completion of the Offering, that:

(a)	POCML7 is a company incorporated or otherwise formed under the OBCA and Subco is a company incorporated or otherwise formed under the BCBCA, and each of POCML7 and Subco is a valid and existing company, and, with respect to the filing of annual reports, is currently in good standing, and has all requisite corporate power and capacity to carry on its business as now conducted and to own, lease and operate its property and assets, and it is duly and appropriately registered, licensed and otherwise qualified to carry on its business and to own, lease and operate its property and assets, and is in good standing in each jurisdiction where it carries on business or owns, leases or operates its property or assets;

(b)	neither POCML7 nor Subco is subject to any regulatory decision or order prohibiting or restricting trading in its respective securities;

(c)	no proceedings have been taken or authorized by POCML7 or Subco in respect of the bankruptcy, reorganization, insolvency, liquidation, dissolution or winding up of POCML7 or Subco;

(d)	POCML7 is a reporting issuer in the provinces of Ontario, British Columbia and Alberta and is in compliance with its timely and continuous disclosure obligations under the Securities Laws of the provinces of Ontario, British Columbia and Alberta and the Laws of Canada applicable therein. POCML7 is not included on any list of defaulting reporting issuers (or equivalent) maintained by any of the securities commissions or similar regulatory authorities in any of the Selling Jurisdictions;

(e)	POCML7 is a “capital pool company” (as defined in the CPC Policy) listed on the TSXV and is in compliance with the CPC Policy. Except for the halt in the trading of POCML7 Shares issued on November 3, 2025 in connection with the announcement of the Acquisition, there is no order preventing, ceasing or suspending trading in any securities of POCML7 that is currently outstanding, nor, to the knowledge of POCML7, have any proceedings for any of such purposes been instituted or are pending, contemplated or threatened;

(f)	Subco is not a reporting issuer or equivalent in any jurisdiction and is in compliance with, and has not contravened, any applicable Laws of any jurisdiction, including in relation to the issuing of Subco Shares or other securities of Subco;

(g)	the authorized capital of POCML7 consists of an unlimited number of POCML7 Shares and an unlimited number of special shares, of which 11,084,625 POCML7 Shares and nil special shares are issued and outstanding, and 1,100,000 stock options of POCML7 are outstanding as of the date hereof. The authorized capital of Subco consists of an unlimited number of common shares, of which one common share of Subco is issued and outstanding as of the date hereof. There are no rights, privileges or agreements requiring POCML7 or Subco to repurchase, redeem, retract or otherwise acquire, whether directly or indirectly, any POCML7 Shares or other securities of POCML7 or Subco, and other than disclosed in this Section 4(g) there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating POCML7 or Subco to issue or sell any POCML7 Shares, Subco securities, or securities or obligations of any kind convertible into, or exercisable or exchangeable for, any POCML7 Shares or Subco securities. All outstanding POCML7 Shares and Subco securities have been authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding contractual obligations of POCML7 to repurchase, redeem or otherwise acquire any outstanding POCML7 Shares or with respect to the voting or disposition of any outstanding POCML7 Shares. The information contained in the Public Record with respect to POCML7’s authorized and issued share capital will remain accurate and complete as at the Acquisition Closing, unless otherwise agreed by the Lead Agents and the Company, subject only to any Permitted Issuance;

(h)	POCML7 has all requisite corporate power and capacity, and has taken all necessary corporate action, to authorize it to execute and deliver this Agreement and each other POCML7 Material Agreement, and to perform all of its obligations under each POCML7 Material Agreement. No other corporate proceedings on the part of POCML7 or Subco are necessary to authorize this Agreement or the completion by POCML7 and Subco of the Acquisition, except as have already been received, other than filing of the amalgamation application with respect to the Amalgamation;

(i)	this Agreement and each other POCML7 Material Agreement, has been, or will be when executed, duly executed and delivered by POCML7, and does or will constitute a legal, valid and binding obligation of POCML7, enforceable against POCML7 in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar Laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court. Each POCML7 Material Agreement is in full force and effect without amendment, and there are no waivers, consents, notices or approvals required to complete any of the transactions contemplated under any POCML7 Material Agreement from any other party to any such POCML7 Material Agreement. Other than as disclosed in the Public Record, neither POCML7 nor Subco is party to any contract, written or oral;

(j)	POCML7 is the registered and beneficial owner of all of the issued and outstanding securities of Subco, has no subsidiaries other than Subco, and does not hold any shares or securities of, or any other interest in, any other Person. Since incorporation, POCML7 has carried on no active business and its primary operation has been the identification and evaluation of a Qualifying Transaction;

(k)	Subco was formed solely for the purposes of effecting the Amalgamation, has no subsidiaries, and has never held any properties or assets or conducted any business activities;

(l)	none of (i) the offering, issuance, sale and delivery of the POCML7 Subscription Receipts, (ii) the execution and delivery by POCML7 of this Agreement or any other POCML7 Material Agreement, its performance of its obligations hereunder or thereunder, the completion of the Offering, nor the completion of the Acquisition, does or could reasonably be expected to result in the violation, contravention or breach of, or constitute a default under, or conflict with: (i) any provision of its constating documents, (ii) any resolutions of its shareholders or directors, (iii) any statute, rule or regulation applicable to it or its property, (iv) any applicable Law or rule or policy of the TSXV, (v) any order, decree or judgment of a court or regulatory authority or body having jurisdiction over it or its property, (vi) any mortgage, indenture, agreement or other commitment to which it is a party or to which it or its property is bound, (vii) any agreement to which it is bound or is subject to or of which it is the beneficiary, or (viii) any agreement which would permit any party to that agreement to terminate such agreement or accelerate the maturity of any indebtedness of POCML7, or that would result in the creation or imposition of any Encumbrance on any of its securities or assets;

(m)	POCML7 has taken, or will by the Closing Date have taken, all necessary corporate action to authorize and approve the issuance of the POCML7 Subscription Receipts, and, upon the due conversion of the POCML7 Subscription Receipts in accordance with the Subscription Receipt Agreement, the issuance of the post-Consolidation POCML7 Shares (without payment by the holders of the POCML7 Subscription Receipts or the POCML7 Shares of any additional consideration therefor);

(n)	POCML7 has taken, or will by the Closing Date have taken, all such necessary steps to comply with Securities Laws such that (i) the issuance of the POCML7 Subscription Receipts to the Purchasers, and (ii) the issuance of the post-Consolidation POCML7 Shares underlying the POCML7 Subscription Receipts, and the Resulting Issuer Compensation Options underlying the SR Compensation Options will be exempt from the registration and prospectus requirements of the Securities Laws, subject to the filing of all necessary reports, certificates or undertakings and fees required to be filed and paid under the Securities Laws;

(o)	the attributes of the POCML7 Subscription Receipts and the POCML7 Shares conform in all material respects with the description thereof in the Subscription Receipt Agreement and this Agreement;

(p)	POCML7 has taken, or will have taken by the Release Deadline, all such steps as may be necessary to comply with the Securities Laws such that the completion of the transactions contemplated by this Agreement, including the issuance of the Resulting Issuer Securities to the former holders of Verdera Securities, including the Agents, will be exempt from the registration and prospectus requirements of the Securities Laws, subject to the filing of all necessary reports, certificates or undertakings and fees required to be filed and paid under the Securities Laws;

(q)	POCML7 is not a party to any agreement, nor is POCML7 aware of any agreement, which in any manner affects the ownership or voting control of any of the securities of POCML7;

(r)	there are no claims, actions, suits or proceedings (judicial, administrative or otherwise) commenced, pending or, to POCML7’s knowledge, threatened against it or Subco (contingent or otherwise), nor to POCML7’s knowledge are any of the foregoing contemplated, nor to its knowledge is there any basis for any of the foregoing;

(s)	as of their respective dates, no information or materials filed by POCML7 with the Ontario Securities Commission, British Columbia Securities Commission and the Alberta Securities Commission (or equivalent other provincial securities regulator) since the date of its incorporation, all of which are available through the SEDAR+ website as of the date hereof (including all exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and all complied in all material respects with all applicable Laws and TSXV requirements;

(t)	there is no material fact or material change in the affairs of POCML7 that has not been generally disclosed to the public;

(u)	TSX Trust Company has been duly appointed as the registrar and transfer agent of POCML7;

(v)	the minute books and corporate records of each of POCML7 and Subco are maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects;

(w)	the financial books and records and accounts of POCML7 (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect, in all material respects, the transactions and acquisitions and dispositions of assets of POCML7, and (iii) accurately and fairly reflect, in all material respects, the basis for the financial statements of POCML7;

(x)	the POCML7 Financial Statements have been prepared in accordance with International Financial Reporting Standards, and present fairly, in all material respects, the financial position and liabilities (accrued, absolute, contingent or otherwise) of POCML7 as of the dates thereof. There has been no material adverse change in the financial position of POCML7 since September 30, 2024 and the business of POCML7 has been carried on in the usual and ordinary course consistent with past practice since such date;

(y)	POCML7 has filed all Tax returns, reports and other Tax filings, and has paid, deducted, withheld or collected and remitted on a timely basis all amounts to be paid, deducted, withheld or collected and remitted with respect to any Taxes, interest and penalties as required under all applicable Tax Laws. There are no assessments, reassessments, actions, suits or proceedings, in progress, pending, or, to the knowledge of POCML7, threatened, against POCML7, and no waivers have been granted by POCML7 in connection with any Taxes, interest or penalties;

(z)	there has not been any occurrence, circumstances, loss, development or other event of any kind which, to the knowledge of POCML7, with the passage of time might reasonably be expected to have a Material Adverse Effect on the business or operations of POCML7 or Subco;

(aa)	except to the extent reflected or reserved in the POCML7 Financial Statements and incurred in the ordinary course of POCML7’s business or for the purposes of completing the Offering or the Acquisition, POCML7 does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise), and is not party to or bound by any agreement of guarantee or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person;

(bb)	Subco does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise), and is not party to or bound by any agreement of guarantee or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person;

(cc)	neither POCML7 nor Subco owns any property or assets, other than cash or cash equivalents, nor leases any property or premises, and neither POCML7 nor Subco is required to make any payments in connection with its respective use or occupation of any property or premises;

(dd)	each of POCML7 and Subco is in all material respects in compliance with, and has not contravened, any applicable Laws of any jurisdiction, in all material respects;

(ee)	to the knowledge of POCML7, all personal information in the possession of POCML7 has been collected, used and disclosed in compliance with all applicable privacy Laws in those jurisdictions in which POCML7 operates. POCML7 has disclosed to the Agents all material: contracts, agreements, commitments or arrangements, to which it is party, or to which it is otherwise subject, concerning the collection, use, retention, destruction and disclosure of personal information, and there are no other material: contracts, agreements, commitments or arrangements, to which it is party or to which it is otherwise subject, which, on completion of the Acquisition, would restrict or interfere with the use of any personal information by Verdera in the operation of its business as conducted before the Closing Time. There are no claims, actions, suits or proceedings (judicial, administrative or otherwise) pending or threatened, with respect to POCML7’s collection, use or disclosure of personal information;

(ff)	POCML7 is not a party to any other agreement, letter of intent, or understanding with respect to a going public, reverse takeover, Qualifying Transaction, or similar transaction, other than in respect of the Offering or Acquisition;

(gg)	there are no actions, suits, proceedings, inquiries or investigations existing, or to the best of POCML7’s knowledge, pending or threatened against or adversely affecting POCML7 or Subco, or to which any of their respective property or assets is subject, and neither POCML7 nor Subco is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any governmental authority, which, either separately or in the aggregate, may result in a Material Adverse Effect on the condition (financial or otherwise), property, assets, operations or business of POCML7 and Subco, on a consolidated basis, or the ability of POCML7 to perform its obligations pursuant to this Agreement;

(hh)	POCML7 has taken, or by the Escrow Release Date will have taken, all necessary corporate action to authorize, approve and effect: (i) the exchange of the Verdera Shares for an equal number of Resulting Issuer Shares, (ii) the exchange of the SR Compensation Options for an equal number of Resulting Issuer Compensation Options, and (iii) the delivery of certificates, direct registration system advices, or other evidence of issuance as is acceptable to the Agents, representing such Resulting Issuer Shares or Resulting Issuer Compensation Options, as the case may be. Upon such issuance and delivery, the Resulting Issuer Shares will be validly issued as fully paid and non-assessable shares in the capital of the Resulting Issuer, and the Resulting Issuer Compensation Options will be valid obligations of the Resulting Issuer, enforceable against the Resulting Issuer in accordance with their terms. Upon any due exercise and payment in full of the applicable exercise price in accordance with the terms of the Resulting Issuer Compensation Options, the underlying Resulting Issuer Compensation Option Shares will, when issued, be validly issued as fully paid and non-assessable shares in the capital of the Resulting Issuer;

(ii)	POCML7 shall use commercially reasonable efforts to obtain the necessary approvals to list the Resulting Issuer Shares (including, for certainty, the Resulting Issuer Compensation Option Shares) on the TSXV, which Listing shall be conditionally approved prior to the completion of the Acquisition, and to obtain, as soon as practicable after the completion of the Acquisition, final approval to list and post for trading on the TSXV, the Resulting Issuer Shares (including, for certainty, the Resulting Issuer Compensation Option Shares);

(jj)	POCML7 maintains processes that ensure that any officers of POCML7 that make representations in certificates that are included in the Public Record pursuant to National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators are provided with sufficient knowledge to support the representations in such certificates;

(kk)	none of POCML7, Subco nor any director, officer, or, to the knowledge of POCML7, agent, employee or other Person acting on behalf of POCML7, has in the course of its actions for or on behalf of POCML7 or Subco: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or the Corruption of Foreign Public Officials Act (Canada); or (iv) made other unlawful payment to any foreign or domestic government official or employee;

(ll)	the operations of POCML7 are and have been conducted at all times in compliance with all applicable financial record-keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as may be amended from time to time, and all other applicable anti-money laundering and anti-terrorist Laws (collectively, the “AML Laws”), and no action, suit or proceeding by or before any Governmental Entity involving POCML7 with respect to any AML Laws is pending or, to the knowledge of POCML7, threatened;

(mm)	the information and statements set forth in the Public Record were, as of the date thereof, in compliance in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect. There is no material fact or material adverse change known to POCML7 which POCML7 has not publicly disclosed and which materially adversely affects, or so far as POCML7 can now reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), affairs, business, prospects, operations or condition (financial or otherwise) of POCML7 or Subco, on a consolidated basis, or the ability of POCML7 to perform its obligations under this Agreement or the Subscription Agreements. POCML7 is in material compliance with applicable Securities Laws and has not filed any confidential material change reports with any securities regulatory authority that is still maintained on a confidential basis. To the knowledge of POCML7, there are no circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part XXIII.1 – Civil Liability for Secondary Market Disclosure of the Securities Act (Ontario) and analogous secondary market liability disclosure provisions under applicable Securities Laws;

(nn)	with respect to forward-looking information contained in the Public Record:

(i)	POCML7 had a reasonable basis for the forward-looking information at the time the disclosure was made, subject to any qualifications contained therein;

(ii)	all material forward-looking information is identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information and identifies material risk factors that could cause actual results to differ materially from the forward-looking information (including by incorporation by reference), and states the material factors or assumptions used to develop forward-looking information; and

(iii)	POCML7 has updated such forward-looking information to the extent required by and in compliance, in all material respects, with applicable Securities Laws;

(oo)	other than the Agents, there is no Person acting or purporting to act at the request or on behalf of POCML7 that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agency Agreement or any other POCML7 Material Agreement and there is no Person who is entitled to any such fees through a right of first refusal or otherwise; and

(pp)	the representations, warranties or statements of fact made in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading to the Agents in seeking full information as to each of POCML7 and Subco and their assets, liabilities and business.

5.            Representations and Warranties of Verdera

Verdera represents and warrants to the Agents and the Purchasers and acknowledges that each of them is relying upon such representations and warranties in connection with the completion of the Offering, that:

(a)	Verdera is a valid and existing company, and, with respect to the filing of annual reports, is currently in good standing, and has all requisite corporate power and capacity to carry on its business as now conducted and to own, lease and operate its property and assets, and it is duly and appropriately registered, licensed and otherwise qualified to carry on its business and to own, lease and operate its property and assets, and is in good standing in each jurisdiction where it carries on business or owns, leases or operates its property or assets;

(b)	each of the Verdera Subsidiaries has been duly incorporated and organized and is validly existing and in good standing under laws of the Province of British Columbia and the State of Texas, as applicable; and each has all requisite corporate power and capacity, and all necessary licenses, leases, permits, authorizations and other approvals to carry on its business as now conducted and as proposed to be conducted and to own or lease, and operate, its properties and assets;

(c)	no proceedings have been taken or authorized by Verdera or either of the Verdera Subsidiaries in respect of the bankruptcy, reorganization, insolvency, liquidation, dissolution or winding up of Verdera or the Verdera Subsidiaries, as applicable;

(d)	Verdera is not a reporting issuer or equivalent in any jurisdiction, and is in compliance in all material respects with, and has not contravened in any material respect, any applicable Securities Laws of any jurisdiction, including in relation to the issuing of its shares or other securities;

(e)	Verdera has no subsidiaries other than the Verdera Subsidiaries whether through direct or indirect holdings of securities. Neither Verdera nor the Verdera Subsidiaries own, or have any agreements of any nature to acquire, directly or indirectly, any securities, or other equity or proprietary interest in, any Person and neither Verdera nor the Verdera Subsidiaries have any agreements to acquire or lease any other business operations;

(f)	no order preventing, ceasing or suspending trading in any securities of Verdera, or prohibiting the issue and sale of securities by Verdera, has been issued and, to the knowledge of Verdera, no proceedings for either of such purposes have been instituted or, are pending, contemplated or threatened;

(g)	the authorized and issued share capital of Verdera consists of an unlimited number of common shares and an unlimited number of preferred shares, of which 31,828,001 common shares and 50,000,000 preferred shares are issued and outstanding as of the Closing Date; and (i) other than pursuant to certain contractual rights with enCore Energy Corp. in regards to the repurchase of the preferred shares in certain circumstances, there are no rights, privileges or agreements requiring it to repurchase, redeem, retract or otherwise acquire, whether directly or indirectly, any of Verdera Shares or other securities; and (ii) other than (a) 4,680,000 stock options of Verdera issued pursuant to the Verdera stock option plan, (b) 250,000 common shares issuable pursuant to an advisory services agreement, and (c) up to 345,000 stock options issuable pursuant to an advisory services agreement, and (d) 100,000 stock options issuable pursuant to a data acquisition agreement, there are no options, warrants, rights, privileges or agreements requiring it to sell, or otherwise issue (by exercise, conversion, exchange or otherwise), whether directly or indirectly, any of its unissued shares);

(h)	Verdera has all requisite corporate power and capacity, and has taken all necessary corporate action, to authorize it to execute and deliver this Agreement and perform its obligations hereunder. Subject to obtaining approval of the shareholders of Verdera for the Amalgamation, no other corporate proceedings on the part of Verdera are necessary to authorize this Agreement, any other Verdera Material Agreement, or the completion by Verdera of the Offering, the Acquisition, except as have already been received, other than filing of the amalgamation application and required filings in connection with the Offering;

(i)	this Agreement and each other Verdera Material Agreement has been duly authorized, executed and delivered by Verdera and if applicable, the Verdera Subsidiaries, and constitutes a legal, valid and binding obligation of Verdera and each Verdera Subsidiary, enforceable against it in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar Laws of general application affecting the enforceability of remedies and rights of creditors, and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(j)	Verdera is the legal and beneficial owner of all of the issued and outstanding shares of NM Energy Holding Canada Corp., and NM Energy Holding Canada Corp. is the legal and beneficial owner of all of the issued and outstanding shares of NM Energy Holding Corp. No person has any agreement or option or right or privilege (whether by law, pre-emptive or contractual) issued or capable of becoming an agreement for (i) the purchase, subscription or issuance of any unissued shares, securities or warrants of the Verdera Subsidiaries; or (ii) the repurchase by or on behalf of the Verdera Subsidiaries of any issued and outstanding securities of the Verdera Subsidiaries;

(k)	none of: (i) the offering, issuance, sale and delivery of the Verdera Subscription Receipts, (ii) grant of the SR Compensation Options, (iii) execution and delivery of this Agreement and each other Verdera Material Agreement by Verdera, (iv) performance by Verdera of its obligations under each Verdera Material Agreement, or (v) any other transactions contemplated under or in connection with the Acquisition, do or will, with the giving of notice, the lapse of time or both, result in the violation, contravention or breach of, constitute a default under, or conflict with: (A) any provision of its constating documents; (B) any resolutions of its shareholders or directors; (C) any statute, rule or regulation applicable to it or its property; (D) any applicable Law or rule or policy of the Exchange; (E) any order, decree or judgment of a court or regulatory authority or body having jurisdiction over it or its property; (F) any mortgage, indenture, agreement or other commitment to which it is a party or to which it or its property is bound; (G) any agreement to which it is bound or is subject to or of which it is the beneficiary; or (H) any agreement which would permit any party to that agreement to terminate such agreement or accelerate the maturity of any indebtedness of Verdera, or that would result in the creation or imposition of any Encumbrance of its securities or assets;

(l)	Verdera has taken, or will by the Closing Date have taken, all necessary corporate action to authorize and approve the issuance of the Verdera Subscription Receipts, and, upon the due conversion of the Verdera Subscription Receipts in accordance with the Subscription Receipt Agreement, the issuance of the Verdera Shares (without payment by the holders of the Verdera Subscription Receipts or the Verdera Shares of any additional consideration therefor), and to approve the issuance and the delivery of certificates or holding statements representing, the SR Compensation Options;

(m)	Verdera has taken, or will by the Closing Date have taken, all such necessary steps to comply with Securities Laws such that (i) the issuance of the Verdera Subscription Receipts to the Purchasers, (ii) the issuance of the SR Compensation Options as directed by the Lead Agents, and (iii) the issuance of the Verdera Shares underlying the Verdera Subscription Receipts, and the Resulting Issuer Compensation Options underlying the SR Compensation Options will be exempt from the registration and prospectus requirements of the Securities Laws, subject to the filing of all necessary reports, certificates or undertakings and fees required to be filed and paid under the Securities Laws;

(n)	there has not occurred any Material Adverse Effect with respect to the Company, nor is there any change, fact or state of being that would reasonably be expected to have a Material Adverse Effect (actual or anticipated, financial or otherwise) on the business, affairs, operations, properties, Permits, assets, licenses, liabilities (contingent or otherwise), capital, results of operations or condition (financial or otherwise) of Verdera or, to the knowledge of Verdera, any of the Verdera Subsidiaries or Mineral Interests, or any other event that would reasonably be expected to adversely affect the ability of Verdera to perform any of its obligations under any Verdera Material Agreement, which has not been disclosed to the Agents;

(o)	no order preventing, ceasing or suspending trading in any securities of Verdera or prohibiting the issue and sale of securities by Verdera has been issued, and no proceedings for either of such purposes have been instituted or, to the knowledge of Verdera, are pending, contemplated or threatened;

(p)	the attributes of the Verdera Subscription Receipts and the Verdera Shares conform in all material respects with the description thereof in the Subscription Receipt Agreement and this Agreement;

(q)	upon the closing of the Offering in accordance with the terms of this Agreement, there is no Person other than Verdera that is or will be entitled to demand the proceeds of the Offering;

(r)	there are no, and on the Closing Date there will be no, shareholders’ agreements, pooling agreements, voting trusts or other similar agreements to which Verdera is a party with respect to the ownership or voting of any of the securities of Verdera;

(s)	there are no agreements, understandings or proposed transactions between Verdera and any of its officers, directors, employees or affiliates, other than consulting or services agreements entered into with the Chief Executive Officer and Chief Financial Officer of Verdera, including a company controlled by either of the foregoing;

(t)	to the knowledge of Verdera, each other party to each Verdera Material Agreement is in compliance, in all material respects, with the terms of such Verdera Material Agreement;

(u)	there are no claims, actions, suits or proceedings (judicial, administrative or otherwise) commenced, pending or, to the knowledge of Verdera or the Verdera Subsidiaries, threatened against Verdera or any Verdera Subsidiary (contingent or otherwise), nor is any of the foregoing contemplated, nor to the knowledge of Verdera or the Verdera Subsidiaries, is there any basis therefore;

(v)	Verdera is not party to any material contract, written or oral, other than the Verdera Material Agreements. Each Verdera Material Agreement is in good standing, constitutes a valid and legally binding obligation of Verdera, is enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect without amendment. There are no waivers, consents, notices or approvals required to complete the Acquisition or the Offering from any other Person;

(w)	the minute books and corporate records of Verdera and each Verdera Subsidiary are maintained in accordance with all applicable Laws in all material respects, and are complete and accurate in all material respects;

(x)	the financial books and records and accounts of Verdera in all material respects: (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of assets of Verdera, and (iii) accurately and fairly reflect the basis for the Verdera Financial Statements;

(y)	the Verdera Financial Statements have been prepared in accordance with International Financial Reporting Standards, and present fairly, in all material respects, the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of Verdera as of the date thereof. There has been no material change in the financial position of Verdera since September 30, 2025 and the business of Verdera has been carried on in the usual and ordinary course consistent with past practice since September 30, 2025;

(z)	Verdera has filed all Tax returns, reports and other Tax filings, and has paid, deducted, withheld or collected and remitted on a timely basis all amounts to be paid, deducted, withheld or collected and remitted with respect to any Taxes, interest and penalties as required under all applicable Tax Laws. There are no assessments, reassessments, actions, suits or proceedings, in progress, pending or, to the knowledge of Verdera, threatened against Verdera, and no waivers have been granted by Verdera in connection with any Taxes, interest or penalties;

(aa)	except as disclosed in the Verdera Financial Statements, there has not been: (i) any occurrence or circumstances which, to the knowledge of Verdera, with the passage of time might reasonably be expected to have a Material Adverse Effect on the business or operations of Verdera or the Verdera Subsidiaries; or (ii) any loss or other event, development or condition of any character (whether or not covered by insurance) suffered by which, to the knowledge of Verdera, has had, or may reasonably be excepted to have, a Material Adverse Effect on the business or operations of Verdera or the Verdera Subsidiaries;

(bb)	except to the extent which will be reflected or reserved in the 2025 Audited Financial Statements, or incurred subsequent to September 30, 2025 and incurred in the ordinary course of Verdera’s business or for the purposes of completing the Transaction, neither Verdera nor any Verdera Subsidiary has any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise) and is not party to or bound by any agreement of guarantee or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person;

(cc)	since September 30, 2025, Verdera has carried on its business in the ordinary course and, in particular, has not directly or indirectly declared, set aside for payment or paid any dividend on or in respect of any Verdera Shares;

(dd)	the Technical Report complies, in all material respects, with the requirements of NI 43-101;

(ee)	all information requested by the authors of the Technical Report was made available to them, prior to the issuance of the Technical Report, for the purpose of preparing the Technical Report, and none of such information contained any misrepresentation at the time such information was so provided;

(ff)	the Company: (i) is in compliance in all material respects with the provisions of NI 43-101, (ii) has filed or will file all technical reports required thereby (including the Technical Report), and there has been no material change of which the Company is aware that would, to the knowledge of the Company, disaffirm or materially change any aspect of the Technical Report;

(gg)	no event or change has occurred that would require the Company or the Resulting Issuer to file an amended or updated technical report pursuant to NI 43-101 in connection with the Acquisition;

(hh)	the Technical Report sets forth a true, accurate and complete description of the Material Properties and the Mineral Interests comprising such Material Properties, in all material respects;

(ii)	the Data Room sets forth a full, accurate and complete list of all Mining Interests, each of which NM Energy Holding Corp. has good and marketable title to and legal and beneficial ownership of, free and clear of all liens. Each of the Mining Interests is a valid, binding and enforceable obligation of the parties thereto, as applicable, is in full force and effect according to its terms, and has not been released, cancelled or terminated. As at the date hereof, NM Energy Holding Corp. is in compliance in all material respects with respect to any leases comprising the Mining Interests and will have made all filings and paid all staking fees, initial claim filing fees, rentals, assessments payments and other fees necessary to maintain the Mining Interests in good standing as at the date hereof. The Mining Interests are sufficient for the purposes of investigating, prospecting, exploring (by geophysical and other methods), drilling and operating for Uranium;

(jj)	all mining claims or mineral property in which NM Energy Holding Corp. holds an interest or right, including in respect of the Mining Interests, have been validly granted, acquired, staked and located, as applicable, in accordance with all Laws and are valid and subsisting. The Mining Interests comply with all applicable Laws and are not subject to any nullity or voidance actions under any other applicable Laws, or to any material fault or error that may result in any such Mining Interests being determined to be void pursuant to applicable Laws, or that may result in the lapse of any such Mining Interests. The Mining Interests do not overlap with, and are not overlapped by, any third-party rights or mining concessions or claims that may enable any such third party to explore or exploit any minerals in the same area as the Properties, or which may have preference in such regard over the Mining Interests, and no Person other than the Verdera Subsidiaries, and Verdera, has any preferential right, option or interest in any of the Mining Interests, or any right, option or interest to explore, prospect or mine on the area of any of the Mining Interests, or any right to acquire any of the Mining Interests;

(kk)	the Title Report sets forth a true, complete and accurate description of the ownership of NM Energy Holding Corp. in the Mining Interests comprising the Material Properties. No event or change has occurred that would cause the statements set forth in the Title Report to be untrue, inaccurate, or incomplete;

(ll)	Verdera and the Verdera Subsidiaries, as applicable, have valid and sufficient right and interest in and to, and the sole and exclusive right to deal with, the Mining Interests. None of such Mining Interests are subject to any material title defect or lien, and neither Verdera nor any Verdera Subsidiary is aware of any facts or circumstances which might limit, affect or prejudice any interest of the Verdera Subsidiaries in the Mining Interests;

(mm)	neither Verdera nor the Verdera Subsidiaries has received any compliance orders, citations or notices relating to non-compliance or alleged non-compliance of, or with respect to, the Mining Interests or the Properties and any and all operations of Verdera and each of the Verdera Subsidiaries on or in respect of its assets and the Material Properties have been conducted substantially in accordance with good industry practices in the jurisdiction of operation;

(nn)	there is no claim against or challenge to the interest of Verdera or the Verdera Subsidiaries in the Properties, as applicable, that would have, or could reasonably be expected to adversely affect Verdera, any Verdera Subsidiary, the Mining Interests or the Properties;

(oo)	all expenditure obligations and work commitments required to be completed to keep the Properties in good standing have been met;

(pp)	all required filings with Governmental Authorities relating to the Properties required to be made by the Verdera Subsidiaries, as applicable, have been made with the applicable Governmental Authorities;

(qq)	no Person, other than Verdera or the Verdera Subsidiaries, as applicable, has any right to any interest in the Properties, or any right to any royalty or any minerals in situ or produced from the Properties, whether such right is exercisable now or in the future or is contingent or otherwise, other than as described in the Data Room;

(rr)	no option, right of first refusal, net profit interest, off-take right, royalty right, streaming right, back-in right, farm-in right, earn-in right, pre-emptive right or other right of any nature has been granted or issued by Verdera, any Verdera Subsidiary, or any of their respective affiliates, in relation to any of the Properties or Mining Interests, as applicable, other than as described in the Data Room;

(ss)	all fees, rentals, royalties, rates, taxes, bonds and other payments in respect of the Mining Interests required to be paid by Verdera or the Verdera Subsidiaries, as applicable, have been fully paid or satisfied within the time required for payment;

(tt)	no Governmental Entity has taken or expropriated, or threatened to take or expropriate, all or any portion of the Properties or any Mining Interests, and no notice or proceeding in respect of any such expropriation has been given or commenced, nor, to the knowledge of Verdera or the Verdera Subsidiaries, is there any intent or proposal of any Governmental Entity or any other Person to give any such notice or commence any such proceeding;

(uu)	all activities and operations that have been carried out by or on behalf of Verdera or the Verdera Subsidiaries on the Properties have been carried out in compliance, in all material respects, with applicable Laws and directives of all Governmental Authorities, and neither Verdera nor any Verdera Subsidiary has received any notice of non–compliance from any such Governmental Authorities;

(vv)	each Verdera Subsidiary has obtained or is in the process of obtaining all material Permits, including material Environmental Permits, necessary for the activities carried on by or on behalf of the Verdera Subsidiaries;

(ww)	no Verdera Subsidiary has used, except in compliance in all material respects with all Environmental Laws and Environmental Permits, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance, and each Verdera Subsidiary is in compliance in all material respects with applicable Environmental Laws and Environmental Permits, including in respect of Hazardous Substances present on or used in connection with the Properties, as applicable;

(xx)	all environmental approvals required with respect to activities carried out by Verdera and the Verdera Subsidiaries on any of the Properties have been obtained, are valid and in full force and effect, and have been complied with, and there have been and there are no proceedings commenced or, to the knowledge of Verdera or the Verdera Subsidiaries, threatened, to revoke or amend any such environmental approval;

(yy)	neither Verdera nor any Verdera Subsidiary, nor any predecessor companies, has received any notice of, or been prosecuted for, any offence alleging material non-compliance with any Environmental Law, and neither Verdera, any Verdera Subsidiary nor any predecessor company has settled any allegation of material non-compliance short of prosecution. Neither Verdera nor any Verdera Subsidiary has received notice of any orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to the Mining Interests or any of the Properties;

(zz)	except as ordinarily or customarily required by applicable Permits, neither Verdera nor any Verdera Subsidiary has received any notice wherein it is alleged or stated that it is potentially responsible in a material amount for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws;

(aaa)	neither Verdera nor any Verdera Subsidiary has received any notice that any interest of the Verdera Subsidiaries to, in, under, or otherwise with respect to, all or any portion of the Properties or Mining Interests will be revoked, suspended or modified, or will not be renewed, and nor are any of them aware of any circumstance which may give rise to any such action;

(bbb)	there has been no claim made by any aboriginal or indigenous peoples, nor to the knowledge of Verdera or any Verdera Subsidiary is there any basis therefor, with respect to any right or interest in or to any of the Properties. No land entitlement claims have been asserted and no legal actions relating to indigenous issues have been instituted with respect to any of the Properties or Mining Interests, and no dispute with any aboriginal or indigenous people exists or, to the knowledge of Verdera or any Verdera Subsidiary, is threatened or imminent;

(ccc)	there are no complaints, issues, proceedings or discussions which are ongoing or anticipated which could have the effect of interfering with, delaying or impairing the ability of Verdera or the Verdera Subsidiaries to explore, develop, exploit or otherwise operate the Properties, and neither Verdera nor any Verdera Subsidiary anticipates that any issues or liabilities will, or could reasonably be expected to, arise in respect with any mining activity that has adversely affected, or could reasonably be expected to adversely affect, the ability of Verdera or either Verdera Subsidiary to explore, develop, exploit or otherwise operate all or any part of the Properties;

(ddd)	neither Verdera, nor any director, officer or Verdera, nor, to the knowledge of Verdera, any Verdera Subsidiary or any officer, director, agent, employee or other Person acting on behalf of Verdera or any Verdera Subsidiary, has in the course of its actions for or on behalf of Verdera or any Verdera Subsidiary: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or the Corruption of Foreign Public Officials Act (Canada); or (iv) made other unlawful payment to any foreign or domestic government official or employee;

(eee)	the operations of Verdera are and have been conducted at all times in compliance with all applicable financial record-keeping and reporting requirements of applicable AML Laws, and no action, suit or proceeding by or before any Governmental Entity involving Verdera or with respect to any AML Laws is pending or, to the knowledge of Verdera or, threatened; and

(fff)	other than the Agents and Selling Firms, there is no Person acting or purporting to act at the request or on behalf of Verdera that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agency Agreement or any other Verdera Material Agreement, and there is no Person who is entitled to any such fees through a right of first refusal or otherwise.

6.            Representations, Warranties and Covenants of the Agents

Each Agent hereby severally, and not jointly and severally, represents, warrants and covenants to POCML7 and the Company, and acknowledge that POCML7 and the Company are relying upon such representations and warranties in connection with the completion of the Offering, that:

(a)	it has been duly incorporated and organized under the laws of its jurisdiction of incorporation and has the requisite power, authority and capacity to carry on its business as now conducted;

(b)	it is, and, to its knowledge, each Selling Firm is, duly registered as an investment dealer or exempt market dealer pursuant to the provisions of applicable Securities Laws in those jurisdictions in Canada in which it is required to be so registered or licensed in order to perform the services contemplated by this Agreement, or if or where not so registered or licensed, the Agent will act only through Selling Firms who are so registered or licensed;

(c)	it has good and sufficient right, power and authority to enter into and performs its obligations under this Agreement and to complete the transactions contemplated by this Agreement and any other documents in connection with the Offering to which it is a party;

(d)	it will solicit, offer and sell the Subscription Receipts in compliance with all applicable Securities Laws in the Selling Jurisdictions. The Agent has not solicited and will not solicit offers to purchase or sell the Subscription Receipts so as to require the registration of or the filing of a prospectus by the Company with respect to the Subscription Receipts under the laws of any jurisdiction and has not solicited and will not solicit offers to purchase or sell the Subscription Receipts in any jurisdiction outside of the Selling Jurisdictions;

(e)	no material in respect of the Offering has been or will be distributed by the Agents other than the Term Sheet or any other publicly available or derived information; and

(f)	in respect of the offer and sale of the Subscription Receipts, it will comply (and will use its commercially reasonable efforts to require any Selling Firm to comply) with all applicable Securities Laws in Canada, the Securities Laws of any other Selling Jurisdictions and the terms of this Agreement, and it shall use its commercially reasonable efforts to ensure that any Selling Firm appointed pursuant to this Agreement complies with all of the covenants and obligations of the Agents hereunder.

For the avoidance of doubt, no Agent will be liable to the Company or POCML7 under this Section 6 with respect to a any default, act or omission of any other Agent under this Section 6 or otherwise under this Agreement.

7.            Closing

The Offering shall be completed at the Closing Time virtually or at such other place as the Agents and the Company may agree upon. At the Closing Time:

(a)	the Company and POCML7, as applicable, shall deliver to the Agents certificates representing, or other evidence of the electronic issuance of, the Subscription Receipts issued under the Offering, registered in accordance with the terms and conditions of the Subscription Agreements (or as the Agents may otherwise direct), completed and executed copies of which shall have been received by the Company at least 24 hours prior to the Closing Time;

(b)	the Agents and the Company shall deliver the Escrowed Funds to the Subscription Receipt Agent in lawful money of Canada by wire transfers; and

(c)	the Company shall issue and deliver certificates representing the SR Compensation Options to the Agents.

Notwithstanding any contrary provision in this Agreement including any schedule hereto, no investigation or opportunity afforded the Agents or its advisors to conduct due diligence shall in any way affect, or limit liability for, any representation, warranty or covenant of the Company contained in this Agreement and the Agents will be deemed to have relied solely upon the representations, warranties and covenants contained in this Agreement, notwithstanding any contrary information that may have been provided or made available to the Agents or any of the Agents’ representatives or that the Agents discovered in the course of any such investigation either prior to or subsequent to the date of this Agreement.

8.            Closing Conditions

In addition to the deliveries contemplated by Section 7, each Purchaser’s subscription to purchase Subscription Receipts and the Agents’ obligation to close the purchase of Subscription Receipts at the Closing Time shall also be conditional upon the satisfaction or waiver, at or before the Closing Time, of the following conditions:

(a)	an executed Lock-Up Agreement from each anticipated executive officer and director of the Resulting Issuer;

(b)	the Company shall have made and/or obtained the necessary filings, approvals, consents and acceptances under Securities Laws required to be made or obtained by the Company prior to the Closing Time in connection with the Offering, on terms which are acceptable to the Agents, acting reasonably;

(c)	the Agents shall have received:

(i)	certificates dated the Closing Date, signed by appropriate officers of the Company addressed to the Agents and counsel to the Agents, with respect to (A) the constating documents of the Company; (B) all resolutions of the Company’s board of directors relating to this Agreement, the Offering Documents, the creation, issuance, grant, sale, reservation and allotment, as applicable, of the Purchased Securities and the SR Compensation Options, and the consummation of the respective transactions contemplated herein and therein; (C) the incumbency and specimen signatures of signing officers; and (D) such other matters as the Agents may reasonably request;

(ii)	certificates dated the Closing Date, signed by appropriate officers of POCML7 addressed to the Agents and counsel to the Agents, with respect to (A) the constating documents of POCML7; (B) all resolutions of POCML7’s board of directors relating to this Agreement, the Offering Documents to which POCML7 is a party, the creation, issuance, grant, sale, reservation and allotment, as applicable, of the Purchased Securities, and the consummation of the respective transactions contemplated herein and therein; (B) the incumbency and specimen signatures of signing officers; and (C) such other matters as the Agents may reasonably request;

(iii)	favourable legal opinions addressed to the Purchasers and to the Agents and their counsel, in form and substance reasonably satisfactory to the Agents’ counsel, dated the Closing Date, as to the laws of Canada and of the Selling Jurisdictions in Canada in which Purchasers are resident at the Closing Time, provided that they may rely on opinions of local counsel of recognized standing in such jurisdictions, where they are not qualified to practice law, which counsel may rely as to factual matters only, on certificates of POCML7’s auditors, POCML7’s registrar and transfer agent, public officials and officers of POCML7, which opinion shall address such matters as the Agents may reasonably request;

(iv)	favourable legal opinions addressed to the Purchasers and to the Agents and their counsel, in form and substance reasonably satisfactory to the Agents’ counsel, dated the Closing Date, as to the laws of Canada and of the Selling Jurisdictions in Canada in which Purchasers are resident at the Closing Time, provided that counsel may rely on opinions of local counsel of recognized standing in such jurisdictions where they are not qualified to practice law, in which counsel may rely, as to factual matters only, on certificates of the auditors, the Company’s registrar and transfer agent, public officials and officers of the Company, which opinion shall address such matters as the Agents may reasonably request;

(v)	a certificate of the Chief Executive Officer of Verdera with respect to their being no material change to the Mining Interests comprising the Material Properties as reported in the Title Report;

(vi)	if any Subscription Receipts are sold in the United States or to, or for the account or benefit of a U.S. Person or a Person in the United States, the Agents shall have received, at the Closing Time, an opinion from U.S. legal counsel to the Company, in form and substance reasonably satisfactory to the Agents, to the effect that registration under the U.S. Securities Act is not required in connection with the offer and sale of the Subscription Receipts, the conversion of the Subscription Receipts into Verdera Shares or POCML7 Shares, and the exchange of the Verdera Shares for Resulting Issuer Shares pursuant to the Amalgamation, provided such offers and sales are made in compliance with Schedule “A” to this Agreement and provided further that it is understood by the Agents that no opinion is expressed as to any subsequent resale of any Subscription Receipts, Verdera Shares, POCML7 Shares or Resulting Issuer Shares;

(vii)	a certificate from the Subscription Receipt Agent as to its appointment as the subscription receipt agent in respect of the Subscription Receipts;

(viii)	a certificate of good standing status (or the equivalent) with respect to each of POCML7, the Company and the Verdera Subsidiaries; and

(ix)	such other certificates, opinions, agreements, materials or closing documents in form and substance reasonably satisfactory to the Agents as the Agents may reasonably request.

(d)	the Company’s and POCML7’s boards of directors shall have authorized and approved this Agreement, the Offering Documents and any other agreements pursuant to which the Purchased Securities are to be issued, the creation, offering, issuance, grant and sale, reservation and allotment of the Purchased Securities, the SR Compensation Options and the Resulting Issuer Compensation Options, and all matters relating to the foregoing;

(e)	the Subscription Agreements shall have been accepted, executed and delivered by the Company;

(f)	the Company shall have fulfilled, in all material respects to the satisfaction of the Agents, acting reasonably, all covenants set forth in Section 3 that are required to be satisfied by it on or prior to the Closing Time; and

(g)	POCML7 shall have fulfilled, in all material respects, to the satisfaction of the Agents, acting reasonably, all covenants set forth in Section 3 that are required to be satisfied by it on or prior to the Closing Time.

9.            Escrow Release Conditions

The Agents’ obligation to deliver the Release Notice shall be conditional upon receipt by the Agents on the Escrow Release Date of:

(a)	a certificate signed by the Chief Executive Officer and the Chief Financial Officer of each of the Company and of POCML7 (or such other officers as may be acceptable to the Lead Agents), certifying to the Lead Agents and the and the Subscription Receipt Agent that Escrow Release Conditions (a) and (b) have been satisfied or waived in accordance with the provisions of the Subscription Receipt Agreement;

(b)	a certificate dated the Escrow Release Date, signed by the Chief Executive Officer of the Company and addressed to the Agents and counsel to the Agents, certifying for and on behalf of the Company (without personal liability), to the best of their knowledge, information and belief, after due inquiry, that: (i) the representations and warranties of the Company contained in this Agreement, the Subscription Receipt Agreement and in any certificates of the Company delivered pursuant to or in connection with this Agreement or the Subscription Receipt Agreement, are true and correct in all material respects (or, in the case of any representation or warranty containing a materiality qualification, in all respects) as of the Escrow Release Date, as if such representations and warranties were made as at the Escrow Release Date, and (ii) the Company has complied in all material respects (except where already qualified by a materiality qualification, in which case the Company shall have complied in all respects) with all the covenants and satisfied in all material respects all the terms and conditions of this Agreement and the Subscription Receipt Agreement on its part to be complied with and satisfied on or prior to the Escrow Release Date;

(c)	a certificate dated the Escrow Release Date, signed by appropriate officers of POCML7 and addressed to the Agents and counsel to the Agents, certifying for and on behalf of POCML7 (without personal liability), to the best of their knowledge, information and belief, after due inquiry, that: (i) the representations and warranties of POCML7 contained in this Agreement, the Subscription Receipt Agreement, and in any certificates of POCML7 delivered pursuant to or in connection with this Agreement or the Subscription Receipt Agreement, are true and correct in all material respects (or, in the case of any representation or warranty containing a materiality qualification, in all respects) as of the Escrow Release Date, as if such representations and warranties were made as at the Escrow Release Date, and (ii) POCML7 has complied in all material respects (except where already qualified by a materiality qualification, in which case POCML7 shall have complied in all respects) with all the covenants and satisfied in all material respects all the terms and conditions of this Agreement and the Subscription Receipt Agreement on its part to be complied with and satisfied on or prior to the Escrow Release Date;

(d)	a certificate dated the Escrow Release Date, signed by appropriate officers of POCML7 addressed to the Agents and counsel to the Agents with respect to all resolutions of POCML7’s board of directors relating to the creation, issuance, grant, sale, reservation and allotment, as applicable, of the Resulting Issuer Shares issuable in exchange for the Verdera Shares in connection with the Acquisition Closing and the Resulting Issuer Compensation Options (and all Resulting Issuer Compensation Option Shares issuable on exercise thereof), the closing of the Transaction, and the consummation of the respective transactions contemplated in this Agreement and the Acquisition Agreement;

(e)	a favourable legal opinion addressed to the Purchasers and to the Agents and their counsel, in form and substance reasonably satisfactory to the Agents’ counsel, dated the Escrow Release Date, as to the laws of Canada and of the Selling Jurisdictions in Canada in which Purchasers are resident at the Closing Time, provided that they may rely on opinions of local counsel of recognized standing in such jurisdictions, where they are not qualified to practice law, which counsel may rely as to factual matters only, on certificates of POCML7’s auditors, POCML7’s registrar and transfer agent, public officials and officers of POCML7, which opinion shall address such matters as the Agents may reasonably request; and

(f)	such other certificates, opinions, agreements, materials or closing documents in form and substance reasonably satisfactory to the Agents as the Agents may reasonably request.

10.            Termination Events

In addition to any other remedy that may be available to the Agents, any Agent shall be entitled, at its option, to terminate and cancel, without any liability on the Agents’ part, the Agents’ obligations hereunder and the obligations of the Purchasers by written notice to that effect given to POCML7 and the Company if after the date hereof and at or prior to the final Closing Time:

(a)	Regulatory Out. Any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is instituted, announced or threatened in relation to the Company or any one of the officers or directors of the Company where wrong-doing is alleged or any order is issued by any Governmental Authority, including, without limitation, the TSXV or securities commissions, involving the Company or otherwise in respect of POCML7 or the Company or any of their respective directors and officers (other than an inquiry, investigation, proceeding or order based upon the activities or alleged activities of the Agents); or there is any change of law, or the interpretation or administration thereof; or any order to cease trading (including communicating with Persons in order to obtain expressions of interest) in the securities of POCML7 or the Company is made by a Governmental Authority and that order is still in effect, which in the reasonable opinion of the Agent operates such that it may prevent or restrict the trading in the securities of POCML7 or the Company, including the POCML7 Shares or the distribution of the Subscription Receipts or which in the reasonable opinion of the Agent, acting in good faith, could be reasonably expected to have a material adverse effect on the market price or value of any of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Shares; or

(b)	Material Change Out. There shall be any material change in the affairs of the Company or POCML7 or change in a material fact, or there should be discovered any previously undisclosed material fact required to be disclosed which (other than facts relating solely to the Agents), which, in the reasonable opinion of the Agent (or any one of them), has or would be expected to have a significant adverse effect on the market price or value of any of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Shares; or

(c)	Disaster Out. There should develop, occur or come into effect or existence any event, action, state, or condition or any action, law or regulation, inquiry, including, without limitation, accident, pandemic, any outbreak or escalation of war, hostilities or terrorism, natural disaster, public protest or major financial, political or economic occurrence of national or international consequence, or any action, government, law, regulation, inquiry or other occurrence of any nature, which, in the reasonable opinion of the Agents, or any one of them, seriously adversely affects or involves, or may seriously adversely affect or involve, , the financial markets or the business, operations or affairs of the Company, POCML7 or the Resulting Issuer or the marketability or value of any of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Shares; or

(d)	Due Diligence Out. The Agents, or any one of them, are not satisfied, in their sole discretion, with their due diligence review and investigations of the Company or POCML7; or

(e)	Market Out. The state of the financial markets in Canada or elsewhere where it is planned to market the Subscription Receipts is such that the Subscription Receipts cannot, in the sole opinion of the Agents (or any one of them), acting reasonably, be successfully marketed; or

(f)	Breach Out. The Company or POCML7 is in breach of any material term, condition or covenant of this Agreement, any Verdera Material Agreement or any POCML7 Material Agreement, as the case may be, or any of the representations and warranties made by the Company or POCML7 in this Agreement, any Verdera Material Agreement or any POCML7 Material Agreement, as the case may be, is false or becomes false; The occurrence or non-occurrence of any of the foregoing events or circumstances is to be determined in the discretion of the Agents, or any of them, acting reasonably.

The Company agrees that all representations, warranties, covenants, terms and conditions of this Agreement shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by POCML7 or the Company, that POCML7 and the Company will each use its commercially reasonable efforts to cause such conditions to be complied with, and any breach or failure by POCML7 or the Company to comply with any of such conditions shall entitle each of the Agents, at its option in accordance with Section 11, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Subscription Receipts under the Offering) by notice to that effect given to POCML7 and the Company at or prior to the Closing Time. The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agents only if the same is in writing and signed by all of them.

11.            Exercise of Termination Right

The rights of termination contained in Section 10 may be exercised by the Agents, or any of them, and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Company or POCML7 in respect of any of the matters contemplated by this Agreement or any other Offering Document. In the event of any such termination by the Agents, there shall be no further liability on the part of the Agents to POCML7 or the Company, or on the part of POCML7 or the Company to the Agents, except in respect of any liability which may have arisen or may arise after such termination in respect of any acts or omissions prior to such termination under this Section 11 or any of Sections 12, 13, 14, 15 or 16.

12.            Survival of Representations and Warranties

All terms, warranties, representations, covenants, indemnities and agreements herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Subscription Receipts and continue in full force and effect for the benefit of the Agents, the Purchasers, POCML7 and/or the Company, as the case may be, for (i) in respect of the warranties and representations, a period of two years from the Closing Date, and (ii) in respect of such other items (including the indemnities), indefinitely, and shall not be limited or prejudiced by any investigation made by or on behalf of the Agents in connection with the purchase and sale of the Subscription Receipts or otherwise. For avoidance of doubt, and without limiting the generality of the foregoing, the provisions contained in this Agreement in any way related to the indemnification of the Agents by POCML7 and the Company, or the contribution obligations of the Agents or those of POCML7 and the Company, shall survive and continue in full force and effect, indefinitely, subject only to applicable limitation periods prescribed by law.

13.          Indemnity

(a)	In connection with the engagement (the “Engagement”) of the Agents, each of the Company and POCML7 agrees, jointly and severally, to indemnify and save harmless the Agents, their respective affiliates, and each of their, and their affiliates’, respective directors, officers, employees, trustees, agents, partners, managers and direct and indirect securityholders (collectively, the “Indemnified Parties” and each, an “Indemnified Party”), from and against any and all losses (other than loss of profits), claims (including shareholder actions, derivative or otherwise), actions, suits, payments, proceedings, damages, liabilities or expenses of whatever nature or kind, joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims, and the reasonable fees, expenses and taxes of their counsel that may be incurred in advising with respect to and/or defending any actions, suits, proceedings, investigations or claims that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”), to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the Engagement, whether performed before or after the Indemnifying Party’s execution of this Agreement, as to reimburse such Indemnified Party forthwith, upon demand, for any legal and other expenses reasonably incurred by such Indemnified Party in connection with any Claim.

(b)	If any action, suit, proceeding or claim is brought against an Indemnified Party, or any Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Indemnifying Party, the Indemnified Party will give the Indemnifying Parties prompt written notice of such action, suit, proceeding, claim or investigation of which the Indemnified Party has knowledge and one or both of the Indemnifying Parties will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected, acting reasonably, and the payment of all expenses. The omission to so notify shall not relieve any Indemnifying Party of any liability hereunder, provided that any such delay or failure to give notice does not materially prejudice the defense of the Claim and does not result in any material increase in the liability which the Indemnifying Party would otherwise have under this indemnity.

(c)	No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim or investigation shall be made without the consent of the Indemnifying Party and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld, delayed or conditioned. Notwithstanding that the Indemnifying Parties will undertake the investigation and defence of any Claim, any Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Parties, unless:

(i)	employment of such counsel has been authorized in writing by either Indemnifying Party;

(ii)	neither Indemnifying Party has assumed the defence of the action within a reasonable period of time after receiving notice of the Claim;

(iii)	the named parties to any such action, suit, proceeding or claim include any Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have been advised by counsel to the Indemnified Party that there may be a conflict of interest between either or both of such Indemnifying Party and the Indemnified Party; or

(iv)	there are one or more defences available to the Indemnified Party which are different from or in addition to those available to either or both of the Indemnifying Parties, such that there may be a conflict of interest between either or both of the Indemnifying Parties and the Indemnified Party; in which case such fees and expenses of such counsel to the Indemnified Party will be for the account of the applicable Indemnifying Parties. The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights an Indemnified Party may have at common law or otherwise.

(d)	Each Indemnifying Party also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any Indemnifying Party or any person asserting any Claim on behalf of or in right of any Indemnifying Party for or in connection with the Engagement, except to the extent any losses, expenses, claims, actions, damages or liabilities incurred by an Indemnifying Party are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted primarily from the gross negligence, fraud or wilful misconduct of such Indemnified Party. No Indemnifying Party will, without the Indemnified Party’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), settle, compromise, consent to the entry of any judgment in, or otherwise seek to terminate, any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding, investigation or claim.

(e)	The foregoing indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such losses, expenses, claims, actions, damages or liabilities to which an Indemnified Party may be subject were directly caused by the gross negligence, fraud or willful misconduct of such Indemnified Party.

(f)	Each Indemnifying Party agrees to waive any right such Indemnifying Party may have of first requiring an Indemnified Party to proceed against or enforce any right, power, remedy or security or claim payment from any other person before claiming under this indemnity. If for any reason the foregoing indemnity is unavailable (other than in accordance with the terms hereof) to any Indemnified Party or is insufficient to hold any Indemnified Party harmless, each Indemnifying Party shall contribute to the amount paid or payable to the Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnifying Party or its shareholders on the one hand and the Indemnified Party on the other hand, but also the relative fault of each Indemnifying Party or any Indemnified Party as well as any relevant equitable considerations, provided that each Indemnifying Party shall, in any event, contribute to the amount paid or payable to any Indemnified Party as a result of such Claim any excess of such amount over the amount of the fees actually received by such Indemnified Party. Notwithstanding any other provision herein, the Agents shall not in any event be liable to contribute, in the aggregate, any amounts in excess of any fee actually received by the Agents and each Indemnifying Party shall jointly and severally be responsible for the balance, whether or not they have been sued.

(g)	Each Indemnifying Party hereby constitutes the Lead Agents as trustees for each of the other Indemnified Parties of the covenants of such Indemnifying Party under this indemnity with respect to such Indemnified Parties, and the Lead Agents agree to accept such trust and to hold and enforce such covenants on behalf of such Indemnified Parties.

(h)	Each Indemnifying Party agrees that if any action, suit, proceeding or claim shall be brought against, or an investigation commenced in respect of, such Indemnifying Party, or such Indemnifying Party and any of the Agents or personnel of the Agents shall be required to testify, participate or respond in respect of or in connection with the Engagement, the Agents shall have the right to employ their own counsel in connection therewith and the Indemnifying Party will reimburse the Agents and any Indemnified Party monthly for the time spent by their respective personnel in connection therewith at their normal per diem rates, together with such disbursements and reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of the Agents’ and any Indemnified Party’s counsel as contemplated above.

(i)	The obligations of each Indemnifying Party hereunder are in addition to any liabilities which such Indemnifying Party may otherwise have to any Agent or any other Indemnified Party. All obligations of the Indemnifying Parties hereunder are joint and several. Whenever the singular is used herein, the same includes the plural, and whenever the plural is used herein, the same includes the singular, where appropriate. The foregoing rights of indemnity shall be in addition to, and not in substitution of, any rights that any Indemnified Party may have at common law or otherwise.

14.          Contribution

(a)	In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 13 would otherwise be available in accordance with its terms but is, for any reason held to be illegal, unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Agents, POCML7 and the Company shall, severally and not jointly and severally, contribute to the aggregate of all Claims of the nature contemplated in Section 13 and suffered or incurred by the Indemnified Parties in the following proportions: (i) the relative benefits received by the Agents, on the one hand and the relative benefits received jointly by the Company and POCML7, on the other hand; (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of POCML7 and the Company on the one hand and the Agents on the other hand; and (iii) relevant equitable considerations; provided that POCML7 and the Company shall in any event jointly and severally contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim, any excess of such amount over the amount of the Agents’ Commission actually received by the Agents or any other Indemnified Party under this Agreement and further provided that the Agents shall not in any event be liable to contribute, in the aggregate, any amount in excess of the total Agents’ Commission or any portion thereof actually received by the Agents. However, no Party who has engaged in any fraud, gross negligence, illegal acts, or wilful misconduct shall be entitled to claim contribution from any Person who has not engaged in such fraud, gross negligence, illegal acts, or wilful misconduct.

(b)	The rights to contribution provided in this Section 14 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law.

(c)	If an Indemnified Party has reason to believe that a Claim for contribution may arise, the Indemnified Party shall give the Company notice thereof in writing, but failure to so notify shall not relieve the Company of any obligation which it may have to the Indemnified Party under this Section 14.

(d)	With respect to this Section 14, the Company and POCML7 acknowledge and agree that the Agents are contracting on their own behalf and as agents for their respective directors, officers, employees, agents and any other Indemnified Party.

15.            Expenses

The Company will pay all expenses and fees in connection with the Offering (including all applicable taxes), including, without limitation: (a) all expenses of or incidental to the creation, issue, sale or distribution of the Purchased Securities; (b) the fees and expenses of the Company’s legal counsel; (c) all costs incurred in connection with the preparation of documentation relating to the Offering; and (d) all reasonable documented out-of-pocket expenses incurred by the Agents in connection with the Offering, including (i) in connection with the completion of reasonable due diligence related to the Company, POCML7 and their respective businesses, (ii) the reasonable fees and disbursements of the Agents’ legal counsel (subject to a maximum of $100,000 for the Agents’ Canadian legal counsel, exclusive of applicable taxes and disbursements); and (c) all reasonable expenses related to any road shows (including reasonable travel expenses, hotel accommodations and meals) and the preparation of any marketing materials (such expenses, including the aggregate fees of the Agents’ legal counsel, being collectively, the “Agents’ Expenses”). All of the Agents’ Expenses shall be payable whether or not the Offering is completed or this Agreement is executed. If the Offering is completed, the Agents’ Expenses will be payable at the Closing Date and will be deducted from the gross proceeds of the Offering on such Closing Date, and any remaining Agents’ Expenses incurred on or after the initial Closing Date will be payable to the Agents upon the release of the Escrowed Funds. If the Offering is not completed, the Agents’ Expenses shall be payable by the Company immediately upon receiving an invoice therefor from any Lead Agent.

16.           Publicity and Advertisements

Each of the Company and POCML7 agrees that it shall: (a) allow the Agents to review and approve, acting reasonably, all press releases regarding the Offering and the Acquisition, (b) if requested by the Lead Agents, include a reference to the Agents’ role in any press release or other public communication issued by it with respect to the Offering, (c) refrain from conducting any public communication in the form of any advertisement, including any television, radio, internet, social media or newspaper advertisements, prior to the last closing of the Offering, and (d) permit the Lead Agents, from and after the last Closing Date, to publish or place, at their own expense, such advertisements or announcements relating to the services provided by them in connection with the Offering in such newspaper, internet, social media or other public communications as they consider appropriate. In order to comply with applicable United States securities laws, appropriate legends concerning United States sales shall be included in any press release, substantially as follows:

a)	“Not for distribution to United States news wire services or dissemination in the United States;” and

b)	“This news release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, including the United States of America. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and may not be offered or sold within the United States or to, or for account or benefit of, U.S. Persons (as defined in Regulation S under the U.S. Securities Act) unless registered under the U.S. Securities Act and any applicable state securities laws, or an exemption from such registration requirements is available.”

17.            Agents’ Authority

The Company shall be entitled to and shall act on any notice, request, direction, consent, waiver, extension and other communication given or agreement entered into by or on behalf of the Agents by the Lead Agents and the Lead Agents shall represent the Agents and have authority to bind the Agents hereunder except in respect of a notice of termination pursuant to Section 9 or the exercise of the indemnity rights specified in Section 13 which shall require the action of the relevant Agent. Each of the Agents agrees that the Lead Agents have been authorized in such regard.

18.            Syndication

The sale of the Subscription Receipts in connection with the Offering shall be as to the following percentages:

Name of Agent	Syndicate Position
Haywood Securities Inc.	37.5%
SCP Resource Finance LP	37.5%
Stifel Nicolaus Canada Inc.	15.0%
Jett Capital Advisors, LLC	10.0%
100.0%

19.            Notices

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)	if to the Company, to:

Verdera Energy Corp.

c/o 1200 – 750 West Pender St.

Vancouver BC V6C 2t8

Attention: Janet Lee-Sheriff, CEO

Email:

with a copy (for informational purposes only and not constituting notice) to:

Morton Law LLP

c/o 1200 – 750 West Pender St.

Vancouver BC V6C 2T8

Attention: Edward Mayerhofer

Email:

(b)	if to POCML7, to:

POCML 7 Inc.

130 King Street West, Suite 2210

Toronto, Ontario M5X 1E4

Attention: Dave D’Onofrio

Email:

with a copy (for informational purposes only and not constituting notice) to:

Irwin Lowy LLP

Suite 401, 217 Queen Street West

Toronto, Ontario M5V 0R2

Attention: Riccardo Forno

Email:

(c)	if to the Agents, to:

Haywood Securities Inc.
700 – 200 Burrard Street

Vancouver, British Columbia V6C 3L6

Attention: Kevin Campbell
Email:

SCP Resource Finance LP

70 York Street, Suite 1200

Toronto, Ontario M5J 1S9

Attention: David Wargo

Email:            ; and

with a copy (for informational purposes only and not constituting notice) to:

DuMoulin Black LLP
15th Floor, 1111 West Hastings Street
Vancouver, British Columbia
V6E 2J3

Attention: David Gunasekera
Email:

or to such other address as any of the parties may designate by notice given to the others. Each notice shall be personally delivered to the addressee or sent by means of electronic transmission to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by means of electronic transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

20.            GENERAL

(a)	Relationship Among the Company, POCML7 and the Agents. All steps which must or may be taken by the Agents in connection with the closing of the Offering may be taken by the Agents, on behalf of the Purchasers. The execution of this Agreement by the Company and POCML7 shall constitute the Company’s and POCML7’s authority and obligation for accepting notification of any such steps from, and for delivering the Subscription Receipts by way of electronic deposit or otherwise, to or to the order of, the Agents. In connection with the services described herein, the Agents shall act as independent contractors, and any duties of the Agents arising out of this Agreement shall be owed solely to the Company.

The Company and POCML7 acknowledge that the Agents are securities firms engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services, which may involve services provided to other companies engaged in businesses similar or competitive to the business of the Company and POCML7. The Agents and certain of their affiliates: (i) act as traders of, and dealers in, securities both as principal and on behalf of clients and, as such, may have had, and may in the future have, long or short positions in the securities of the Company, POCML7 and the Resulting Issuer or related entities and, from time to time, may have executed or may execute transaction on behalf of such persons, (ii) may provide research or investment advice or portfolio management services to clients on investment matters, including the Company, POCML7 and the Resulting Issuer, as applicable, (iii) may participate in securities transactions on a proprietary basis, including transactions in the Offering or other securities of the Company, POCML7 and the Resulting Issuer or related entities, and (iv) nothing in this Agreement shall restrict its ability to conduct business in the ordinary course and in compliance with applicable laws.

The Company and POCML7 acknowledge and agree that in connection with all aspects of the engagement contemplated hereby, and any communications in connection therewith, the Company and POCML7, on the one hand, and each of the Agents and any of their respective affiliates through which the Agents may be acting, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents or such affiliates, and each party hereto agrees that no such duty will be deemed to have arisen in connection with any such transactions or communications. Information held elsewhere within the Agents, but of which none of the individuals in the investment banking department or division of the Agents involved in providing the services contemplated by this Agreement actually has knowledge (or without breach of internal procedures can properly obtain) will not for any purpose be taken into account in determining any of the responsibilities of the Agents to the Company or POCML7 under this Agreement.

(b)	Use of the Agents’ Advice. Each of the Company and POCML7 acknowledges and agrees that all written and oral opinions, advice, analysis and materials provided by the Agents in connection with this Agreement and their engagement hereunder, or any other Offering Document, are intended solely for the Company’s benefit and internal use only in considering the Offering, and the Company and POCML7 covenant and agree that no such opinion, advice, analysis or material, including any background or supporting materials and analysis will (except as required by applicable law) be used for any other purpose whatsoever or reproduced, disseminated, quoted from or referred to in whole or in part at any time, in any manner or for any purpose, without the Lead Agents’ prior written consent in each specific instance. Any advice or opinions given by the Agents hereunder will be made subject to, and will be based upon, such assumptions, limitations, qualifications and reservations as they, in their sole judgment, deem necessary or prudent in the circumstances. The Lead Agents, on behalf of the Agents, expressly disclaim any liability or responsibility by reason of any unauthorized use, publication, distribution of, or reference to any oral or written opinions or advice or materials provided by, any Agents or any unauthorized reference to the Agents or their engagement under this Agreement.

(c)	Time of the Essence. Time shall, in all respects, be of the essence hereof.

(d)	Currency. Unless otherwise noted, all references herein to dollar amounts are to lawful money of Canada.

(e)	Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

(f)	Schedules. The Schedules to this Agreement are incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

(g)	Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

(h)	Knowledge, Construction, etc. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the “knowledge” of the Company or POCML7, or where any other reference is made herein to the “knowledge” of the Company or POCML7, it shall be deemed to refer to the actual knowledge, after due enquiry, of the officers or directors of the Company or POCML7, as applicable. The term “including” means “including without limiting the generality of the foregoing”.

(i)	Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings including for avoidance of doubt, the Engagement Letter. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document contemplated herein to be executed certified or delivered. This Agreement may be amended or modified in any respect by written instrument only.

(j)	Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

(k)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(l)	Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, POCML7, the Agents and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein, this Agreement shall not be assignable by any party without the written consent of the others.

(m)	Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

(n)	Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

(o)	Counterparts and Copies. This Agreement may be executed in any number of counterparts and by original, facsimile or other means of electronic transmission, which taken together shall form one and the same agreement.

[THE REMAINDER OF THIS PAGE LEFT BLANK]

This Agreement is executed by the parties hereto effective as of the date first set out above. If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to the Lead Agents.

HAYWOOD SECURITIES INC.

Per:
Name:	Kevin Campbell
Title:	Managing Director, Investment Banking
I have authority to bind the Corporation

SCP RESOURCE FINANCE LP

Per:
Name:	David Wargo
Title:	CEO and Head of Investment Banking
I have authority to bind the Corporation

sTIFEL NICOLAUS CANADA INC.

Per:
Name:	Name
Title:	Title
I have authority to bind the Corporation

JETT CAPITAL ADVISORS, LLC

Per:
Name:	Name
Title:	Title
I have authority to bind the Corporation

ACCEPTED AND AGREED TO
as of the date of this Agreement.

VERDERA ENERGY CORP.

Per:
Name:	Janet Lee-Sheriff
Title:	Chairman, CEO and Director
I have authority to bind the Corporation

POCML 7 Inc.

Per:
Name:	Dave D’Onofrio
Title:	Director
I have authority to bind the Corporation

Schedule "A"

COMPLIANCE WITH UNITED STATES SECURITIES LAWS

Capitalized terms used herein and not defined herein shall have the meanings given in the Agency Agreement to which this schedule is annexed and the following terms shall have the meanings indicated:

“Foreign Issuer” shall have the meaning ascribed thereto in Rule 902(e) of Regulation S. Without limiting the foregoing, but for greater clarity, it means any issuer which is (a) the government of any country other than the United States, of any political subdivision thereof or a national of any country other than the United States; or (b) a corporation or other organization incorporated or organized under the laws of any country other than the United States, except an issuer meeting the following conditions as of the last day of the most recently completed second fiscal quarter: (1) more than 50 percent of the outstanding voting securities of such issuer are held of record either directly or indirectly by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

“Offshore Transaction” means an “offshore transaction” as defined in Rule 902(h) of Regulation S;

“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

Representations, Warranties and Covenants of the Agents

The Agents and the U.S. Affiliates acknowledge that the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons, except in accordance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable securities laws of any state of the United States. Accordingly, each Agent (on behalf of itself and its U.S. Affiliate, and not on behalf of any other Agent) represent, warrant and covenant to the Company and POCML7, as of the date hereof, the Closing Date and the Escrow Release Date, that:

1.	The Agents, their respective affiliates and any Person acting on the Agents’ or their behalf have not offered or sold, and will not offer or sell, any of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities except (a) in “offshore transactions” as such term is defined in Regulation S, in accordance with Rule 903 of Regulation S or (b) in the United States or to, or for the account or benefit of, U.S. Persons as provided in Sections 2 through 13 below. Accordingly, none of the Agent or its U.S. Affiliate or any Persons acting on the Agent’s or their behalf, has made or will make (except as permitted in Sections 2 through 13 below): (i) any offer to sell, or any solicitation of an offer to buy, any Subscription Receipts, Verdera Shares, POCML7 Shares or Resulting Issuer Securities in the United States or to, or for the account or benefit of, U.S. Persons, (ii) any sale of the Subscription Receipts to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States and not a U.S. Person and not acting for the account or benefit of a U.S. Person, or the Agent reasonably believed that such purchaser was outside the United States and not a U.S. Person and not acting for the account or benefit of a U.S. Person, or (iii) any Directed Selling Efforts in the United States with respect to the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

2.	The Agents have not entered and will not enter into any contractual arrangement with respect to the distribution of the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities except with a U.S. Affiliate, any selling group members or with the prior written consent of the Company. It shall require each selling group member to agree, for the benefit of the Company, to comply with the same provisions of the Agency Agreement (including this Schedule “A”) as apply to the Agent and a U.S. Affiliate and make the same representations, warranties and covenants to the Company and POCML7 as are made by the Agent and its U.S. Affiliates as if such provisions applied to such selling group member.

3.	All offers and sales of Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Persons by it shall be made through a U.S. Affiliate which is a registered broker-dealer in compliance with all applicable United States broker-dealer requirements. Such U.S. Affiliate has been and will be, on the date of each offer or sale of Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Persons, duly registered as a broker-dealer pursuant to section 15(b) of the U.S. Exchange Act and under the laws of each state of the United States where such offers and sales are made (unless exempted from such state’s registration requirements) and a member in good standing with Financial Industry Regulatory Authority, Inc.

4.	The Agents and their respective affiliates (including the U.S. Affiliate) have not, either directly or through a Person acting on the Agents’ or their behalf, solicited and will not solicit offers for, and have not offered to sell and will not offer to sell, any of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities in the United States or to, or for the account or benefit of, U.S. Persons by means of any form of General Solicitation or General Advertising or in any manner involving a “public offering” within the meaning of Section 4(a)(2) of the U.S. Securities Act.

5.	Any offer or solicitation of an offer to buy Subscription Receipts, Verdera Shares, the POCML7 Shares or Resulting Issuer Securities that has been made or will be made in the United States or to, or for the account or benefit of, U.S. Persons, or any sale of such securities that has been or will be made to U.S. Purchasers will only be made to Persons or U.S. Purchasers each of which is a Qualified Institutional Buyer or U.S. Accredited Investor with which the Agent or its U.S. Affiliates had a pre-existing relationship and have reasonable grounds to believe and will believe are Qualified Institutional Buyers or U.S. Accredited Investors that are financially sophisticated and for which an investment in Subscription Receipts would be suitable.

6.	Prior to the completion of any sale of the Subscription Receipts to a U.S. Purchaser, each such U.S. Purchaser will be required to execute and deliver a Subscription Agreement and any applicable schedules thereto, including the schedules thereto applicable to U.S. Purchasers (copies of which shall be delivered to the Company and counsel to the Company).

7.	Any offer, sale or solicitation of an offer to buy Subscription Receipts, Verdera Shares, the POCML7 Shares or Resulting Issuer Securities that has been made or will be made (a) to U.S. Purchasers was or will be made only to Qualified Institutional Buyers or U.S. Accredited Investors pursuant to the exemption from registration set forth in Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act and in compliance with available exemptions from registration under all applicable securities laws of any state of the United States; or (b) outside the United States, was or will be made only in Offshore Transactions excluded from the registration requirements of the U.S Securities Act pursuant to Rule 903 of Regulation S.

8.	At the Closing Time, the Agents, together with their U.S. Affiliates, will provide a certificate, substantially in the form of Annex I to this Schedule “A”, relating to the manner of the offer of the Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Persons and sale of the Subscription Receipts to U.S. Purchasers or will be deemed to have represented that neither the Agents nor their U.S. Affiliates offered the Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Persons or sold Subscription Receipts to U.S. Purchasers.

9.	At least two (2) Business Days prior to the Closing Time, the Agents will provide the Company and POCML7 with a list of all U.S. Purchasers.

10.	Neither the Agents nor their U.S. Affiliates or any Person acting on the Agents’ or their behalf has taken any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

11.	The Agents shall inform (and shall cause their U.S. Affiliates to inform) any U.S. Purchaser that the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities (i) have not been and will not be registered under the U.S. Securities Act or any applicable securities laws of any state of the United States, (ii) are being sold to such purchasers in reliance on an available exemption from the registration requirements of the U.S. Securities Act and in reliance upon exemptions from applicable securities laws of any state of the United States, and (iii) that the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities are “restricted securities” and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons, unless such securities are registered under the U.S. Securities Act and any applicable securities laws of any state of the United States, an exemption from such registration is available or such registration is otherwise not required.

12.	Each offeree will be provided with a copy of the Term Sheet and no other written material will be used in connection with the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities to prospective U.S. Purchasers.

13.	None of the Agents, their U.S. Affiliates or any Person acting on the Agents’ or their behalf will (i) take an action that would cause the exemption provided by Section 3(a)(9) of the U.S. Securities Act to be unavailable for the conversion of Subscription Receipts into the Verdera Shares or the POCML7 Shares, as applicable, or (ii) receive any commission or other remuneration, directly or indirectly, for soliciting the conversion of Subscription Receipts into Verdera Shares or the POCML7 Shares, as applicable.

14.	Neither the Agents, nor their U.S. Affiliates, nor any member of a selling group offering and selling the Subscription Receipts, Verdera Shares, the POCML7 Shares and Resulting Issuer Securities through the U.S. Affiliates, as is applicable, nor any of its or their other affiliates, if any, receiving any part of the Agents’ Commission, nor any of its or their directors, executive officers, general partners, managing members or other officers participating in the offering of the Subscription Receipts pursuant to Rule 506(b) of Regulation D (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D (a “Disqualification Event”), except for a Disqualification Event (i) covered by Rule 506(d)(2) of Regulation D and (ii) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualification Event occurring after the date hereof, prior to the Closing Date. The Agents are not aware of any person (other than the Agents, their U.S. Affiliates or any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of U.S. Purchasers in connection with the offer and sale of Subscription Receipts, Verdera Shares, the POCML7 Shares or Resulting Issuer Securities. The Agent will notify the Company, in writing, prior to the Closing Date, of any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Company.

15.	The Agents and their U.S. Affiliates understand that all Subscription Receipts, Verdera Shares, POCML7 Shares and Resulting Issuer Securities sold or issued to U.S. Purchasers in the Offering that are U.S. Accredited Investors will be issued in definitive physical form and will bear a restrictive legend substantially in the form set forth in the Subscription Agreement for the Offering unless such U.S. Purchaser is a Qualified Institutional Buyer that as provided a Qualified Institutional Buyer Investment Letter in such form as reasonably required by the Company.

Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants and agrees to and with the Agents and POCML7, as at the date hereof, the Closing Date and the Escrow Release Date, that:

1.	The Company is a Foreign Issuer and reasonably believes that there is no Substantial U.S. Market Interest in any securities in the same class of securities as the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

2.	Except with respect to offers and sales in accordance with this Schedule “A” to Qualified Institutional Buyers and U.S. Accredited Investors, in each case in reliance on the exemption from registration set forth in Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act and in compliance with available exemptions from the registration requirements of all applicable securities laws of each state of the United States, none of the Company, its affiliates, or any Person acting on any of their behalf (other than the Agents, their U.S. Affiliates, their respective affiliates or any Person acting on its or their behalf, in respect of which no representation is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Subscription Receipts, Verdera Shares, the POCML7 Shares or Resulting Issuer Securities in the United States or to, or for the account or benefit of, U.S. Persons; or (B) any sale of Subscription Receipts, Verdera Shares, the POCML7 Shares or Resulting Issuer Securities unless, at the time the buy order was or will have been originated, (i) the purchaser is outside the United States and is not a U.S. Person or acting for the account or benefit of a U.S. Person or (ii) the Company, its affiliates, and any Person acting on any of their behalf reasonably believe that the purchaser is outside the United States and is not a U.S. Person or acting for the account or benefit of a U.S. Person. Prior to the completion of any sale of the Subscription Receipts to U.S. Purchasers on a non-brokered basis, each such U.S. Purchaser, will be required to execute and deliver a Subscription Agreement and any applicable schedules thereto, including the schedules thereto applicable to U.S. Purchasers (a copy of which shall be delivered to counsel to the Company). In addition, each such offeree will be provided with a copy of the Term Sheet and no other written material will be used in connection with the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities in the United States.

3.	During the period in which the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities are offered for sale, none of the Company, its affiliates, or any Person acting on any of their behalf (other than the Agents, their U.S. Affiliates, their respective affiliates or any Person acting on its or their behalf, in respect of which no representation is made) has engaged in or will engage in any Directed Selling Efforts in the United States with respect to the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

4.	None of the Company, its affiliates or any Person acting on any of their behalf (other than the Agents, their U.S. Affiliates or any Person acting on its or their behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, Subscription Receipts, Verdera Shares, POCML7 Shares or Resulting Issuer Securities in the United States or to, or for the account or benefit of, U.S. Persons by means of any form of General Solicitation or General Advertising or in any manner involving a “public offering” within the meaning of Section 4(a)(2) of the U.S. Securities Act or that would cause the exemptions or exclusions from registration under Rule 506(b) of Regulation D, Section 4(a)(2) or the U.S. Securities Act, or Rule 903 of Regulation S and applicable securities laws of any state of the United States to be unavailable for offers and sales of the Verdera Subscription Receipts, Verdera Shares, POCML7 Shares or Resulting Issuer Securities.

5.	None of the Company, its affiliates or any Person acting on any of their behalf (other than the Agents, their U.S. Affiliates, their respective affiliates or any Person acting on its or their behalf, in respect of which no representation is made) has sold, offered for sale or solicited any offer to buy, or will sell, offer for sale or solicit any offer to buy, any of their securities in a manner that would be integrated with the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities and would cause the exemptions or exclusions from registration under Rule 506(b) under Regulation D, or Section 4(a)(2) of the U.S. Securities Act, or Rule 903 of Regulation D or the exemptions from registration under applicable securities laws of any state of the United States to become unavailable with respect to the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

6.	The Company will not take any action that would cause the exemptions or exclusions provided by Rule 506(b) of Regulation D or Rule 903 of Regulation S or to be unavailable with respect to offers and sales of the Subscription Receipts, Verdera Shares, the POCML7 Shares or Resulting Issuer Securities to U.S. Purchasers pursuant to the Agreement including this Schedule “A”.

7.	The Company will, within the time periods prescribed under applicable law, prepare and file any forms or notices required to be filed by it under the U.S. Securities Act or applicable state securities laws in connection with the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

8.	The Company is not, and as a result of the sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities contemplated hereby, will not be, registered or required to be registered as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended.

9.	The Company has not taken any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

10.	Upon receipt of a written request from a U.S. Purchaser regarding a subsequent tax year of the Company, the Company shall make a determination if the Company is a “passive foreign investment company” (a “PFIC”) within the meaning of section 1297(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), during such tax year following the purchase of the Subscription Receipts by such U.S. Purchaser, and if the Company determines that it is a PFIC during such year, the Company will provide to such U.S. Purchaser, upon written request, all information that would be required to permit a United States or a U.S. Person shareholder to make an election to treat the Company as a “qualified electing fund” for the purposes of the Code.

11.	Neither the Company, its affiliates nor any Person acting on its or their behalf will (i) take an action that would cause the exemption provided by Section 3(a)(9) of the U.S. Securities Act to be unavailable for the conversion of Subscription Receipts into Verdera Shares or POCML7 Shares, as applicable, or (ii) pay any commission or other remuneration to any Person, directly or indirectly, for soliciting the conversion of Subscription Receipts for Verdera Shares or POCML7 Shares, as applicable.

12.	None of the Company, any of its predecessors, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (i) the identity of each person that is an Issuer Covered Person; and (ii) whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Agents and their U.S. Affiliates a copy of any disclosures provided thereunder. The Company is not aware of any person (other than the Agents and the U.S. Affiliates) that has been paid or will be paid (directly or indirectly) any remuneration for solicitation of U.S. Purchasers in connection with any sale of Subscription Receipts.

13.	Neither the Company nor any of its predecessors or affiliates has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

14.	None of the Company or any of its predecessors has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act or any rules or regulations promulgated thereunder.

Representations, Warranties and Covenants of POCML7

POCML7 represents, warrants, covenants and agrees to and with the Agents and the Company, as at the date hereof, the Closing Date and the Escrow Release Date, that:

1.	POCML7 is a Foreign Issuer as defined in Rule 902(e) of Regulation S and reasonably believes that there is no Substantial U.S. Market Interest in any securities in the same class of securities as the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

2.	Except with respect to offers and sales in accordance with this Schedule “A” to Qualified Institutional Buyers and U.S. Accredited Investors, in each case in reliance on the exemption from registration set forth in Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act and in compliance with available exemptions from the registration requirements of all applicable securities laws of any state of the United States, none of POCML7, its affiliates, or any Person acting on any of their behalf (other than the Agents, their U.S. Affiliates, their respective affiliates or any Person acting on its or their behalf, in respect of which no representation is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Subscription Receipts, Verdera Shares, POCML7 Shares or Resulting Issuer Securities in the United States or to, or for the account or benefit of, U.S. Persons; or (B) any sale of Subscription Receipts, Verdera Shares, POCML7 Shares or Resulting Issuer Securities unless, at the time the buy order was or will have been originated, (i) the purchaser is outside the United States and is not a U.S. Person or acting for the account or benefit of a U.S. Person or (ii) POCML7, its affiliates, and any Person acting on any of their behalf reasonably believe that the purchaser is outside the United States and is not a U.S. Person or acting for the account or benefit of a U.S. Person. Prior to the completion of any sale of the Subscription Receipts to U.S. Purchasers on a non-brokered basis, each such U.S. Purchaser, will be required to execute and deliver a Subscription Agreement and any applicable schedules thereto, including the schedules thereto applicable to U.S. Purchasers (a copy of which shall be delivered to counsel to the Company). In addition, each such offeree will be provided with a copy of the Term Sheet and no other written material will be used in connection with the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities in the United States.

3.	During the period in which the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities are offered for sale, none of POCML7, its affiliates, or any Person acting on any of their behalf (other than the Agents, their U.S. Affiliates, their respective affiliates or any Person acting on its or their behalf, in respect of which no representation is made) has engaged in or will engage in any Directed Selling Efforts in the United States with respect to the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

4.	None of POCML7, its affiliates or any Person acting on any of their behalf (other than the Agents, their U.S. Affiliates or any Person acting on its or their behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, Subscription Receipts, POCML7 Shares, Verdera Shares or Resulting Issuer Securities (i) in the United States or to, or for the account or benefit of, U.S. Persons by means of any form of General Solicitation or General Advertising or in any manner involving a “public offering” within the meaning of Section 4(a)(2) of the U.S. Securities Act or that would cause the exemptions or exclusions from registration under Rule 506(b) of Regulation D, Section 4(a)(2) of the U.S. Securities Act or Rule 903 of Regulation S and applicable securities laws of any state of the United States to be unavailable for offers and sales of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities, or (ii) to or from any Person other than a Person to whom Subscription Receipts have been or will be sold by the Agents or the Company pursuant to the Agreement (including this Schedule “A”).

5.	None of POCML7, its affiliates or any Person acting on any of their behalf (other than the Agents, their U.S. Affiliates, their respective affiliates, or any Person acting on its or their behalf, in respect of which no representation is made) has sold, offered for sale or solicited any offer to buy, or will sell, offer for sale or solicit any offer to buy, any of their securities in a manner that would be integrated with the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities and would cause the exemptions or exclusions from registration under Rule 506(b) under Regulation D, Section 4(a)(2) of the U.S. Securities Act or Rule 903 of Regulation S or the exemptions from registration under applicable securities laws of any state of the United States to become unavailable with respect to the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

6.	POCML7 will not take any action that would cause the exemptions or exclusions provided by Rule 506(b) of Regulation D or Rule 903 of Regulation S or to be unavailable with respect to offers and sales of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities to U.S. Purchasers pursuant to the Agreement including this Schedule “A”.

7.	POCML7 will, within the time periods prescribed under applicable law, prepare and file any forms or notices required to be filed by it under the U.S. Securities Act or applicable state securities laws in connection with the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

8.	POCML7 is not, and as a result of the sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities contemplated hereby will not be, registered or required to be registered as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended.

9.	POCML7 has not taken any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities.

10.	Upon receipt of a written request from a U.S. Purchaser regarding a subsequent tax year of POCML7, POCML7 shall make a determination if POCML7 is a “passive foreign investment company” (a “PFIC”) within the meaning of section 1297(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), during such tax year following the purchase of the Subscription Receipts by such U.S. Purchaser, and if POCML7 determines that it is a PFIC during such year, POCML7 will provide to such U.S. Purchaser, upon written request, all information that would be required to permit a United States or a U.S. Person shareholder to make an election to treat POCML7 as a “qualified electing fund” for the purposes of the Code.

11.	Neither POCML7, its affiliates nor any Person acting on its or their behalf will (i) take an action that would cause the exemption provided by Section 3(a)(9) of the U.S. Securities Act to be unavailable for the conversion of Subscription Receipts into Verdera Shares or POCML7 Shares, as applicable, or (ii) pay any commission or other remuneration to any Person, directly or indirectly, for soliciting the conversion of Subscription Receipts for Verdera Shares or POCML7 Shares, as applicable.

12.	None of POCML7, any of its predecessors, any director or executive officer, other officer of POCML7 participating in the Offering, any beneficial owner of 20% or more of POCML7’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with POCML7 in any capacity at the time of sale (each, a “POCML7 Covered Person” and, together, “POCML7 Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). POCML7 has exercised reasonable care to determine (i) the identity of each person that is a POCML7 Covered Person; and (ii) whether any POCML7 Covered Person is subject to a Disqualification Event. POCML7 has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Agents and their U.S. Affiliates a copy of any disclosures provided thereunder. POCML7 is not aware of any person (other than the Agents and the U.S. Affiliates) that has been or will be paid (directly or indirectly) any remuneration for solicitation of U.S. Purchasers in connection with any sale of any Subscription Receipts.

13.	Neither POCML7 nor any of its predecessors or affiliates has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

14.	None of POCML7 or any of its predecessors has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act or any rules or regulations promulgated thereunder.

Annex I to Schedule “A”

AGENT’S CERTIFICATE

In connection with the private placement in the United States or to, or for the account or benefit of, U.S. Persons of the Subscription Receipts of Verdera Energy Corp. (the “Company”) and POCML 7 Inc. (“POCML”), pursuant to the agency agreement dated February 12, 2026 made among Haywood Securities Inc., SCP Resource Finance LP, as lead agents, POCML 7 Inc. and the Company (the “Agency Agreement”), each of the undersigned Agent and its United States registered broker-dealer affiliate (the “U.S. Affiliate”) do hereby certify that:

(a)	the U.S. Affiliate was on the date of each offer of Subscription Receipts that was made by it in the United States or to, or for the account or benefit of, U.S. Persons, and each sale of such securities to U.S. Purchasers and is on the date hereof, duly registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act and the securities laws of each state in which such offer or sale was made (unless exempted from the respective state’s broker-dealer registration requirements) and is a member of and in good standing with the Financial Industry Regulatory Authority, Inc.;

(b)	all offers of the Subscription Receipts made by us in the United States or to, or for the account or benefit of, U.S. Persons and sale of such securities to U.S. Purchasers were made by the U.S. Affiliate in compliance with all applicable U.S. federal and state broker-dealer requirements;

(c)	no form of General Solicitation or General Advertising was used by us in connection with the offer of the Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Persons or the sale of such securities to U.S. Purchasers and neither we nor any Person acting on our behalf has engaged in any Directed Selling Efforts with respect to the Subscription Receipts, the Verdera Shares, POCML7 Shares or the Resulting Issuer Securities, and each such Person has complied with any other applicable requirements of Regulation S;

(d)	at the time of offer of the Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Persons and sale of such securities to U.S. Purchasers and on the date hereof, we had a pre-existing relationship with and reasonable grounds to believe and did believe that each such offeree was a Qualified Institutional Buyer or a U.S. Accredited Investor, and, on the date hereof, we continue to believe that each such U.S. Purchaser purchasing the Subscription Receipts is a Qualified Institutional Buyer or a U.S. Accredited Investor;

(e)	all offers of the Subscription Receipts made by us in the United States or to, or for the account or benefit of, U.S. Persons and sale of such securities to U.S. Purchasers were made in accordance with Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act, available exemptions from the registration requirements of all applicable securities laws of any state of the United States and the Agency Agreement, including Schedule “A” thereto;

(f)	all U.S. Purchasers have been informed that the Subscription Receipts, the Verdera Shares, the POCML7 Shares and the Resulting Issuer Securities have not been and will not be registered under the U.S. Securities Act or any applicable securities laws of any state of the United States and are being offered and sold to such Purchasers without registration in reliance on exemptions from the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States;

(g)	neither we nor our U.S. Affiliate or any Person acting on our or their behalf (other than the Company, its affiliates and any Person acting on their behalf, as to which no certification is made) have taken or will take, directly or indirectly, any action in relation to Regulation M under the U.S. Exchange Act in connection with the offer of the Subscription Receipts, the Verdera Shares, the POCML7 Shares or the Resulting Issuer Securities in the United States or to, or for the account or benefit of, U.S. Persons or sale of such securities to U.S. Purchasers.

Terms used in this certificate have the meanings given to them in the Agency Agreement, including Schedule “A” thereto, unless otherwise defined herein.

[signature page follows]

Dated this ______ day of _____________________, 2026.

	[Name of Agent]		[Name of U.S. Affiliate]

By:		By:
	Name:		Name:
	Title:		Title:

Schedule "B"

TERM SHEET

ISSUER:	Verdera Energy Corp., or an entity established for the purpose of completing the Offering (the “Company”)

AMOUNT:	$20,000,000 (or $23,000,000 if the Agents’ Option (as defined below) is exercised) in full (the “Offering”).

ISSUE:	Subscription receipts (the “Subscription Receipts”), of the Company, each convertible into one common share (a “Common Share”) in the capital of the Company upon satisfaction of the Escrow Release Conditions (as defined below).

ISSUE PRICE:	$1.00 per Subscription Receipt (the “Issue Price”).

AGENTS’ OPTION:	The Company grants the Agents (as defined below) an option (the “Agents’ Option”), exercisable in whole or in part at any time up to 48 hours prior to the Closing Date (as defined below) to increase the size of the Offering by up to $3,000,000 on the same terms as the Offering.

TRANSACTION STRUCTURE:

Private placement offering of Subscription Receipts on a commercially reasonable best-efforts basis in each of the Provinces of Canada (except Quebec) and/or in jurisdictions other than Canada that are mutually agreed to by the Company and the Co-Lead Agents in a manner that is exempt from any prospectus or registration of the Subscription Receipts in such other jurisdictions.

Offers for sale of the Subscription Receipts in the United States may only be made to (i) “qualified institutional buyers” (as defined in Rule 144A under the United States Securities Act of 1933, as amended (the "1933 Act"); and (ii) “accredited investors” (as defined in Rule 501(a) of Regulation D under the 1933 Act)) by way of private placement in reliance upon Section 4(a)(2) of the 1933 Act and/or Rule 506(b) of Regulation D thereunder, and similar exemptions from the registration requirements of applicable state securities laws. Resales of the Subscription Receipts, the Common Shares and the Resulting Shares (as defined below) will be permitted in the United States under Rule 144A or outside the United States pursuant to Regulation S under the 1933.

TRANSACTION:	The Offering will be conducted in conjunction with a reverse take-over transaction (the “Transaction”) between the Company and POCML 7 Inc. (the “Target”), as described in the Target’s press release announcing the Transaction dated November 3, 2025. The Transaction shall constitute the Target’s “qualifying transaction” in accordance with TSX Venture Exchange Policy 2.4 - Capital Pool Companies and shall result in the common shares (the “Resulting Shares”) of the resulting issuer from the Transaction becoming listed on the TSX Venture Exchange (the “Exchange”).

ESCROW:

The gross proceeds of the Offering, less: (i) 50% of the Cash Fee (as defined below), which shall be paid to the Agents; and (ii) the expenses of the Agents incurred in connection with the Offering, which foregoing amounts shall be retained by the Co-Lead Agents, on its own behalf and on behalf of the Agents, as the case may be (collectively, the “Escrowed Proceeds”) will be delivered by the Co-Lead Agents to, and held by, a licensed Canadian trust company or other escrow agent (the “Escrow Agent”) mutually acceptable to the Co-Lead Agents and the Company, each acting reasonably, and invested pursuant to the terms of a subscription receipt agreement (the “Subscription Receipt Agreement”), to be entered into by and between the Company, the Co-Lead Agents (on behalf of the Agents) and the Escrow Agent on or prior to the Closing Date. The Escrowed Proceeds, together with all interest and other income earned thereon, are referred to in this Agreement as the “Escrowed Funds”.

The Escrowed Funds will be released from escrow by the Escrow Agent to: (A) the Co-Lead Agents, on its own behalf and behalf of the Agents, as the case may be, in an amount that is equal to the (1) 50% of the Agent’s Fee, together with any pro rata interest earned thereon; and (2) any expenses incurred by the Agents and not already paid by the Company on the Closing Date; and (B) the Company, as the Company may direct, the Escrowed Funds, less the foregoing deductions upon receipt by the Escrow Agent of the Release Notice (as defined below) on or prior to the Release Deadline (as defined below).

In the event that the Escrow Agent does not receive the Release Notice on or prior to Release Deadline , or if prior to such time, the Company advises the Co-Lead Agents and the Escrow Agent or announces to the public that it does not intend to satisfy the Escrow Release Conditions (as defined below), the Escrow Agent will return to holders of Subscription Receipts an amount that is equal to the aggregate Issue Price of the Subscription Receipts held by them and their pro rata portion of any interest earned thereon. The Company will be responsible and liable to the holders of Subscription Receipts for any shortfall between the aggregate Issue Price and the Escrowed Funds.

SUBSCRIPTION RECEIPTS:	Pursuant to the terms of the Subscription Receipt Agreement (as defined below), each Subscription Receipt shall automatically convert into one Common Share, upon:

(a) the completion or satisfaction or waiver of all conditions precedent to the Transaction other than the release of the Escrowed Funds, to the satisfaction of the Co-Lead Agents, acting reasonably;

(b) The receipt of all shareholder and regulatory approvals (including the approval required by the Exchange) required in connection with: (i) the Transaction and (ii) the conditional listing approval (subject only to standard listing conditions) of the Resulting Shares (including the Resulting Shares underlying the Resulting Compensation Options (as defined below)), or such equivalent securities as may be issued pursuant to the Transaction;

(c) each of the Company and the Co-Lead Agents, having delivered a joint notice (the “Release Notice”) to the Escrow Agent (as defined below) confirming that all escrow release conditions have been met or waived; and

(d)

the Company shall have not committed any material breach of the engagement agreement entered into between the Company and the Agents or the agency agreement to be entered into by the Company and the Agents in respect of the Offering that has not been cured within 5 days of the Company’s receipt of written notice from the Co-Lead Agents specifying in reasonable detail the nature of such breach (collectively, the “Escrow Release Conditions”), which Common Shares shall be immediately exchanged for Resulting Shares on a one-for-one basis, for no additional consideration and without any further action by the holders thereof, upon completion of the Transaction.

As a condition precedent to the execution by the Co-Lead Agents of the Release Notice, the Chief Executive Officer and Chief Financial Officer of the Company (or such other officers as may be acceptable to the Co-Lead Agents, acting reasonably) shall certify to the Co-Lead Agents and the Escrow Agent that the Escrow Release Conditions (other than that set out in (c) above) have been satisfied or waived in accordance with the provisions of the Subscription Receipt Agreement.

In the event that the Escrow Agent does not receive the Release Notice on or prior to the date that is 90 days after the Closing Date (the “Release Deadline”), or if prior to such time, the Company advises the Co-Lead Agents and the Escrow Agent or announces to the public that it does not intend to satisfy the Escrow Release Conditions, the Subscription Receipts shall be null and void and of no further effect and the Escrow Agent will disburse the Escrowed Funds (as defined and described below).

USE OF PROCEEDS:	The net proceeds from the Offering will be used to fund the Transaction, exploration and development of the Company’s assets, and for general corporate purposes.

EXCHANGE LISTING:	Following the completion of the Transaction, it is anticipated that the Resulting Shares will be listed on the Exchange, such listing to be conditionally approved prior to the completion of the Transaction.

ELIGIBILITY:	The Subscription Receipts are NOT eligible for RRSPs, RRIFs, DPSPs, RESPs, TFSAs or FHSAs. See “Concurrent Private Placement” below.

QUALIFICATION:

The Subscription Receipts, the SR Compensation Options (as defined below), and all securities underlying and issuable pursuant to the exercise thereof, as the case may be, shall be subject to the private company “indefinite” hold period set out in National Instrument 45-102 – Resale of Securities (“NI 45-102”).

The Resulting Shares, the Resulting Compensation Options (as defined below), each issuable upon satisfaction of the Escrow Release Conditions, and all securities underlying and issuable pursuant to the exercise thereof, as the case may be shall not be subject to any statutory hold periods under NI 45-102 upon the issuance of such securities.

CONCURRENT PRIVATE PLACEMENT:	A portion of the Offering may be completed on a private placement basis through the issuance of Target shares at the Issue Price with appropriate adjustments for the share consolidation (see November 3, 2025 new release for information on the consolidation) (the “Target PP”). The Target PP will be eligible for RRSPs, RRIFs, DPSPs, RESPs, TFSAs or FHSAs and will be subject to a hold period expiring four month plus one day from the closing of the Target PP. Closing of the Target PP is not conditional on the closing of the Transaction.

CO-LEAD AGENTS:	Haywood Securities Inc. and SCP Resource Finance LP (the “Co-Lead Agents”) together with a syndicate of agents (the “Agents”) to be formed.

CLOSING:	On or about January 30, 2026 or such other date as agreed between the Company and the Co-Lead Agents (the “Closing Date”), each acting reasonably.

U.S. NOTICE:	The securities offered hereby have not and will not be registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S under the 1933 Act) unless the securities have been registered under the 1933 Act or are otherwise exempt from such registration.